                            SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement        |X| Confidential, For Use of the
                                           Commission Only (as permitted
|_| Definitive Proxy Statement             by Rule 14a-6(e)(2))

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       GOLDEN GENESIS COMPANY
                (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |_|   No fee required.

     |X|   Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.

     |_|   Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                                       --------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                                                             ----------
           (3)  Filing Party:
                             ------------------------------------------
           (4)  Date Filed:
                           --------------------------------------------
Value of Shares of Common
     Stock outstanding               17,155,948 X 2.33 = $39,973,358.84
Plus Value of "in-the-money" options
     outstanding                                          $1,775,513.18

Total Value of the proposed transaction                  $41,748,872.02

Times Fee Rate 1/50 of 1%                                        .00002

Total Fee                                                     $8,349.77

                         [GOLDEN GENESIS COMPANY LOGO]



                                4545 MCINTYRE ST.
                                GOLDEN, CO 80403

To Our Stockholders:

         On behalf of the Board of Directors of Golden Genesis Company (the "Company" or "Golden Genesis"), I cordially invite you to attend the Special Meeting of Stockholders of Golden Genesis (the "Special Meeting") to be held at 10:00 a.m., local time, on July [__], 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260.

         At the Special Meeting, you will be asked to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement"), among Kyocera International, Inc. ("Buyer"), GGC Acquisition Company ("Buyer Sub") and Golden Genesis, as well as the merger of Buyer Sub with and into Golden Genesis (the "Merger"). The Merger Agreement provides for Golden Genesis to become a wholly owned subsidiary of Buyer in a transaction valuing Golden Genesis' equity (not including the assumption of approximately $10,744,888.93 of debt) at approximately $39,966,368.84. Pursuant to the Merger, among other things, each share (other than shares held by stockholders who perfect their statutory appraisal rights) of Golden Genesis Common Stock will convert into the right to receive $2.33.

         The Denver, Colorado-based investment banking firm of Hanifen, Imhoff Inc. has rendered a written opinion to the Board of Directors that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. As part of its investment banking business, Hanifen, Imhoff Inc. is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company selected Hanifen, Imhoff Inc. as its financial advisor because it is a nationally recognized investment banking firm that has substantial expertise in transactions similar to the Merger. Hanifen, Imhoff Inc. is familiar with the Company in having acted as its financial advisor in connection with certain acquisitions by the Company.

         In an effort to maximize stockholder value, management of the Company, at the approval of the Board of Directors, held discussions with several potential buyers of the Company in late 1998 and early 1999. By early March, three prospective buyers had made definitive offers for the acquisition of the Company, contingent upon full due diligence and Board of Director approval.

         In light of the offers received and considering the other strategic alternatives, your Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of Golden Genesis. Your Board of Directors unanimously recommends that you vote FOR adoption of the Merger Agreement.

         Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of all shares of Golden Genesis Common Stock outstanding on June [__], 1999, the record date, with each share of Common Stock entitled to one vote.

         ACX Technologies, Inc. ("ACX") and Golden Technologies Company, Inc. ("GTC") beneficially own shares of Common Stock representing approximately 55% of the voting power of the Common Stock. In the non-binding letter of intent executed by Buyer and the Company on April 13, 1999, Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC. After negotiations with Buyer, ACX and GTC agreed to vote all of their shares of capital stock of Golden Genesis in favor of adoption of the Merger Agreement. Accordingly, passage of the proposal to adopt the Merger Agreement is assured.

         Details of the proposed Merger appear in the accompanying Proxy Statement. Please give this material your careful attention.

         Holders of record of shares of common stock of Golden Genesis ("Common Stock") who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by
Section 262 of the Delaware General Corporation Law (the "DGCL"). For a discussion of the rights of holders of Common Stock to seek appraisal of their shares, see "The Merger--Rights of Dissenting Stockholders" in the accompanying Proxy Statement. A copy of Section 262 of the DGCL is attached to the Proxy Statement as Exhibit C. Holders of Common Stock who are considering seeking appraisal should be aware that the fair value of their shares as determined by Section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they did not seek appraisal of their shares. In addition, stockholders should be aware that the Board of Directors of Golden Genesis has determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the stockholders of Golden Genesis and that Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A holder of Common Stock wishing to exercise appraisal rights must deliver to Golden Genesis, before the vote on adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of the holder's shares and must comply with the other requirements of Section 262 of the DGCL.

         Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed prepaid envelope. If you hold shares of Common Stock and attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                    Sincerely,


                                    J. Michael Davis
                                    President and Chief Executive Officer

                         [GOLDEN GENESIS COMPANY LOGO]

                                4545 MCINTYRE ST.
                                 GOLDEN, CO 80403


                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held July [__], 1999

To the stockholders of Golden Genesis Company:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Golden Genesis Company, a Delaware corporation ("Golden Genesis"), will be held at 10:00 a.m., local time, on July [__], 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260, for the following purposes:

         1. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement"), among Kyocera International, Inc., a California corporation ("Buyer"), GGC Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Buyer ("Buyer Sub"), and Golden Genesis pursuant to which Buyer Sub will merge with and into Golden Genesis (the "Merger"). Pursuant to the Merger, Golden Genesis will become a wholly owned subsidiary of Buyer and, among other things, holders of Golden Genesis Common Stock will receive $2.33 per share in accordance with the terms of the Merger Agreement, which is described in the accompanying Proxy Statement and attached thereto as Exhibit A.

         2. To transact any other business that may properly come before the Special Meeting and any adjournments or postponements thereof.

         Only holders of record of shares of Common Stock of Golden Genesis outstanding on June [__], 1999 (the "Record Date"), will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. Such shares will vote together as a single class, with each share of Common Stock entitled to one vote.

         Holders of record of shares of common stock of Golden Genesis ("Common Stock") who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the Delaware General Corporation Law (the "DGCL"). For a discussion of the rights of holders of Common Stock to seek appraisal of their shares, see "The Merger-- Rights of Dissenting Stockholders" in the accompanying Proxy Statement. A copy of Section 262 of the DGCL is attached to the Proxy Statement as Exhibit C. Holders of Common Stock who are considering seeking appraisal should be aware that the fair value of their shares as determined by
Section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they did not seek appraisal of their shares. In addition, stockholders should be aware that the Board of Directors of Golden Genesis has determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the stockholders of Golden Genesis and that Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A holder of Common Stock wishing to exercise appraisal rights must deliver to Golden Genesis, before the vote on adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of the holder's shares and must comply with the other requirements of Section 262 of the DGCL.

                                    By Order of the Board of Directors


                                    Jeffrey C. Brines
                                    Secretary

Golden, Colorado
June [__], 1999

         All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Special Meeting. No postage is required if mailed in the United States. Any holder of Common Stock attending the Special Meeting may vote in person even if that stockholder has returned a proxy card.


------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

         WE HAVE SENT PROXY CARDS TO HOLDERS OF COMMON STOCK.

          TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                  PLEASE DO NOT SEND US YOUR GOLDEN GENESIS
                             STOCK CERTIFICATES.
------------------------------------------------------------------------

         This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Golden Genesis Company, a Delaware corporation ("Golden Genesis" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at 7812 East Acoma Drive, Scottsdale, Arizona 85260, on July [__], 1999 local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the related proxy cards and Voting Instruction Cards are first being mailed to the Company's stockholders on or about [DATE OF MAILING], 1999. Proxy cards have been sent to holders of the Company's Common Stock, par value $.10 per share (the "Common Stock"). At the Special Meeting, the holders of record on [RECORD DATE] (the "Record Date") of shares of Common Stock will be asked:

         1. to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement") among Kyocera International, Inc., a California corporation ("Buyer"), GGC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and Golden Genesis, and the merger of Buyer Sub with and into Golden Genesis (the "Merger"), whereby Golden Genesis will become a wholly-owned subsidiary of Buyer; and

         2. to transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

         When a Certificate of Merger relating to the Merger is filed with the Secretary of State of the State of Delaware or as otherwise specified in such Certificate of Merger (the "Effective Time"), Buyer Sub will merge with and into Golden Genesis, with Golden Genesis as the surviving corporation (the "Surviving Corporation"). At the Effective Time, each outstanding share of the Company's Common Stock, par value $.10 per share (the "Common Stock") (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33 (the "Merger Consideration"). The Merger Consideration will be payable in cash without interest. Pursuant to the Merger Agreement, a holder of an option to purchase Common Stock, upon delivery by such holder of a Stock Option Cancellation Agreement (each, an "Option Cancellation Agreement"), the form of which is attached to the Merger Agreement which is attached hereto as Exhibit A, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and (ii) the number of shares of Common Stock subject to such option. See "The Merger Agreement."

         The Merger will be a taxable transaction to the Company's stockholders for federal income tax purposes. See "Certain Federal Income Tax Consequences of the Merger."

         A conformed copy of the Merger Agreement is included as Exhibit A to this Proxy Statement. The summaries of portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete; they are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

         The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of the Company. The Board of Directors unanimously recommends that the Company's stockholders adopt the Merger Agreement.

         The Denver, Colorado-based investment banking firm Hanifen, Imhoff Inc. has acted as financial advisor to the Company in connection with the Merger. Hanifen, Imhoff Inc. rendered a written opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A copy of the full text of that written opinion is attached hereto as Exhibit B and should be read in its entirety by the stockholders of the Company.

         As of the Record Date, there were outstanding [_______] shares of Common Stock. In addition, as of the Record Date, the Company had outstanding certain stock options, none of which entitle the holders thereof to vote at the Special Meeting. The holders of such stock options are not entitled to exercise dissenters' appraisal rights. The holders of such options are entitled under the Merger Agreement to receive payment of the amount by which the exercise price of their options exceeds $2.33 upon delivery by such holders of an Option Cancellation Agreement. See "The Merger Agreement--Treatment of Options."

         Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock with each share entitled to one vote.

         ACX Technologies, Inc. ("ACX") and Golden Technologies Company, Inc. ("GTC") have agreed to vote all of their shares of Common Stock in favor of the adoption of the Merger Agreement. ACX and GTC collectively own beneficially approximately 55% of the voting power of the Common Stock. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

         HOLDERS OF COMMON STOCK WHO DO NOT WISH TO ACCEPT THE $2.33 CASH PAYMENT PER SHARE PROVIDED IN THE MERGER HAVE THE RIGHT TO SEEK AN APPRAISAL OF THE "FAIR VALUE" OF THEIR SHARES PROVIDED THAT THEY COMPLY WITH THE CONDITIONS ESTABLISHED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW (the "DGCL"). FOR A DISCUSSION OF THE RIGHTS OF HOLDERS OF COMMON STOCK TO SEEK APPRAISAL OF THEIR SHARES, SEE "THE MERGER-- RIGHTS OF DISSENTING STOCKHOLDERS."

         Although it is possible that the Merger may not occur for several months after the Special Meeting, and that the information regarding the Company will change materially from that contained or incorporated by reference herein, the Company's stockholders will not be entitled to another vote on the proposal to adopt the Merger Agreement. The Company anticipates that the Common Stock will trade on The Nasdaq SmallCap Market until the consummation of the Merger.

         The proxy cards to be used by holders of Common Stock are being solicited on behalf of the Board of Directors. The execution of a proxy card does not preclude a holder of Common Stock from voting in person if he or she so desires. A holder of Common Stock may revoke or change such holder's proxy card at any time prior to its use at the Special Meeting by giving Golden Genesis or its proxy tabulator a written direction to revoke the proxy card, giving Golden Genesis a new proxy card or attending the Special Meeting and voting in person. See "The Special Meeting."

         Golden Genesis' principal executive office is located at 4545 McIntyre St., Golden, Colorado 80403, and its telephone number is (303) 271-7465.

                              TABLE OF CONTENTS
                                                                  PAGE

SUMMARY.............................................................
     Matters to Be Considered.......................................
     Parties to the Merger Agreement................................
     The Special Meeting............................................
     Option and Voting Agreement....................................
     The Merger.....................................................
     Certain Federal Income Tax Consequences........................
     Certain Legal Proceedings......................................

THE SPECIAL MEETING.................................................
     Date, Time and Place; Matters to Be
         Considered.................................................
     Record Date; Quorum; Voting at the Special
         Meeting....................................................
     Voting of Proxies..............................................
     Revocation of Proxies and Voting
         Instructions...............................................
     Proxy Solicitation.............................................

THE MERGER..........................................................
     Background of the Merger.......................................
     Reasons for the Merger; Recommendation
         of the Board of Directors..................................
     Opinion of Hanifen, Imhoff Inc.................................
     Effective Time.................................................
     Certain Effects of the Merger..................................
     Interests of Certain Persons in the Merger.....................
     Regulatory Matters.............................................
     Rights of Dissenting Stockholders..............................
     Accounting Treatment...........................................
     Certain Legal Proceedings......................................

THE MERGER AGREEMENT................................................
     The Merger.....................................................
     Treatment of Options...........................................
     Representations and Warranties.................................
     Covenants......................................................
     No Solicitation................................................
     Conditions.....................................................
     Termination; Fees and Expenses.................................

CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES OF THE MERGER.....................................

PRINCIPAL STOCKHOLDERS..............................................
     Option and Voting Agreement....................................

SELECTED CONSOLIDATED FINANCIAL DATA................................

MARKET PRICES AND DIVIDEND POLICY...................................

FORWARD-LOOKING STATEMENTS..........................................

INDEPENDENT AUDITORS................................................

OTHER MATTERS.......................................................

AVAILABLE INFORMATION...............................................

INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE...................................................

STOCKHOLDER PROPOSALS...............................................

EXHIBIT A       --   Merger Agreement
EXHIBIT B       --   Opinion of Hanifen, Imhoff Inc.
EXHIBIT C       --   Section 262 of the General
                     Corporation Law of Delaware
EXHIBIT D       --   Option and Voting Agreement

                                    SUMMARY

         This Proxy Statement contains all material information relating to the Merger. However, the following summary does not purport to be complete. It is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Proxy Statement, including the Exhibits attached hereto and incorporated by reference herein and the financial statements and notes thereto included therein. See "Incorporation of Certain Documents by Reference." Stockholders are urged to read this Proxy Statement, including the financial statements and notes thereto in the Exhibits hereto, and the documents referred to herein in their entirety.

MATTERS TO BE CONSIDERED

         At the Special Meeting, holders of Common Stock will consider the adoption of the Merger Agreement. As a result of the Merger, Golden Genesis will become a wholly-owned subsidiary of Buyer and, among other things, each issued and outstanding share of Common Stock (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33. In addition, each holder of an option to purchase Common Stock, upon delivery of an Option Cancellation Agreement, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and (ii) the number of shares of Common Stock subject to such option.

         Interest will not be paid on amounts to be received in the Merger by holders of shares or options in respect of the period between the time of the Merger and the time that payment is actually made.

         If the Merger had occurred on April 30, 1999, and assuming no holder of Common Stock exercises appraisal rights and each holder of an option to purchase shares of Common Stock had delivered an executed Option Cancellation Agreement, then (a) the 17,152,948 outstanding shares of Common Stock would have converted into the right to receive an aggregate of $39,966,368.84, and (b) the holders of "in-the-money" options to purchase 1,986,272 shares of Common Stock would have been entitled to receive (net of the payment of the exercise prices) an aggregate of approximately $1,783,318.14.

         In the non-binding letter of intent with respect to the Merger entered into by Buyer and the Company on April 13, 1999 (the "Letter of Intent"), Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC, who collectively own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the Common Stock. After negotiations with Buyer, ACX and GTC executed agreements pursuant to which they have agreed to vote all of their shares of capital stock of Golden Genesis in favor of the adoption of the Merger Agreement. Accordingly, adoption of the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

PARTIES TO THE MERGER AGREEMENT

         The parties to the Merger Agreement are Golden Genesis, Buyer and Buyer Sub.

         Golden Genesis Company.

         Golden Genesis markets, engineers, manufactures and distributes solar electric systems utilized primarily in remote areas. Areas generally include those where electric power is needed but access to electricity is inconvenient, not available or costs are relatively high. Three primary markets compose the majority of Golden Genesis' results from operations: the industrial market, the distribution market and the international market.

         Golden Genesis services a variety of customers in the industrial market. These customers have power generation needs for communication systems, traffic signal systems and remote monitoring systems. In addition, the industrial market includes customers that use solar electric systems connected directly into power grids.

         The Company's distribution market includes more than 1,000 solar energy dealers, which are predominantly located in North and South America. The Company delivers a wide range of solar modules and related hardware to the dealer network. The distribution market also includes retail sales through a system integration and mail-order design division, and direct sales to end users of pre-packaged solar systems for recreational vehicles and boats and water pumping systems for small residential customers or large agricultural and village applications.

         The Company operates subsidiaries internationally in Australia, Brazil and Argentina. These subsidiaries service customers in the industrial and distribution market segments within their respective countries.

         The mailing address of Golden Genesis' principal executive office is 4545 McIntyre St., Golden, Colorado 80403, and its telephone number is (303) 271-7465.

         Additional information regarding Golden Genesis is included in its Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference.

         Kyocera International, Inc.

         Buyer is the wholly-owned, non-operating North American holding company for Kyocera Corporation of Japan, a manufacturer and seller of high-performance ceramic-related products, electronic equipment and optical instruments. Buyer is the parent of wholly-owned operating subsidiaries involved both in the manufacture and sale of ceramic-related products and in the marketing, sale and service of electronic equipment and optical instruments. Two of the Buyer's operating units are competitors to ACX and GTC.

         The mailing address of Buyer's principal executive offices is 8611 Balboa Avenue, San Diego, California 92123, and its telephone number is (619) 576-2600.

         GGC Acquisition Company. Buyer Sub, a Delaware corporation, was recently formed by Buyer to effect the transactions contemplated by the Merger Agreement and related agreements. At the Effective Time, Buyer Sub will be merged with and into Golden Genesis, with Golden Genesis continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Buyer Sub has not conducted any substantial business activities to date other than entering into, and performing its obligations under, the Merger Agreement and related agreements. The mailing address of Buyer Sub's principal executive offices is 8611 Balboa Avenue, San Diego, California 92123, and its telephone number is (619) 576-2600.

THE SPECIAL MEETING

         The Special Meeting

         The Special Meeting will be held at 10:00 a.m., local time, on July [__], 1999 at 7812 East Acoma Drive, Scottsdale, Arizona 85260.

         Purpose of the Special Meeting

         At the Special Meeting, the stockholders of Golden Genesis will be asked to adopt the Merger Agreement and transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GOLDEN GENESIS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

         Record Date; Shares Outstanding; Quorum

         The Board of Directors has fixed the close of business on June [__], 1999 as the Record Date for the determination of the stockholders of record entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Common Stock will be entitled to vote at the Special Meeting. Holders of stock options are not entitled to vote on the Merger.

         As of the Record Date, there were issued and outstanding [_____________] shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the voting power of the shares of Common Stock will constitute a quorum at the Special Meeting for purposes of adopting the Merger Agreement. See "The Special Meeting- -Record Date; Quorum; Voting at the Special Meeting."

         Votes Per Share

         Each share of Common Stock will be entitled to one vote in all matters upon which they vote at the Special Meeting or any adjournments or postponements thereof.

         Votes Required

         In accordance with the DGCL and the Bylaws of the Company, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock is required to adopt the Merger Agreement. Accordingly, the affirmative vote of holders of Common Stock holding at least [___________] shares of Common Stock is required to adopt the Merger Agreement.

         In the Letter of Intent, Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC, who collectively own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the Common Stock. After negotiations with Buyer, ACX and GTC executed agreements pursuant to which they have agreed to vote all of their shares of capital stock of Golden Genesis in favor of the adoption of the Merger Agreement.
Such holders collectively possess the right to cast 9,429,379 of the 17,152,948 votes entitled to be cast at the Special Meeting. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

OPTION AND VOTING AGREEMENT

         Concurrently with the execution of the Merger Agreement and as a condition to Buyer entering into the Merger Agreement, ACX and GTC agreed in that certain Option, Voting and Indemnification Agreement among ACX, GTC and Buyer, dated May 26, 1999 (the "Option and Voting Agreement"), a copy of which is attached as Exhibit D hereto, to vote all of the capital stock of Golden Genesis owned beneficially by them
(i) in favor of the Merger and for each of the other actions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of Golden Genesis in the Merger Agreement and (iii) against any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including without limitation, any action or agreement with respect to an acquisition proposal with any person other than Buyer and Buyer Sub.

         ACX and GTC have granted to Buyer an unconditional, irrevocable option (the "Option") to purchase on one occasion, all (but not less than all) securities of the Company consisting of Common Stock and all or any part of any other securities of the Company not consisting of Common Stock (including all options, warrants and other rights to acquire shares of Common Stock) beneficially owned by ACX and GTC (excluding securities with respect to which they merely hold voting power). The shares of Common Stock subject to the Option constitute approximately 52% of the issued and outstanding Common Stock. The Option may be exercised at any time prior to the earlier of (x) the date upon which the Merger becomes effective, (y) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or (z) January 31, 2000, if an event occurs giving Buyer the right to terminate the Merger Agreement based upon the Company's Board of Directors' (i) (A) withdrawal of its recommendation or approval in respect of the Merger Agreement or the Merger or (B) modification or change of its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) failure to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer, (ii) approval of any proposal other than by Buyer and Buyer Sub in respect of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of more than 50% of the assets of the Company and its subsidiaries taken as a whole or the issuance, sale, disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities representing 50% or more voting control of the Company (other than securities issued pursuant to existing stock options) (an "Acquisition Transaction"), or (iii) waiver of the Company's right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among GTC, New World Power Corporation and the Company, to purchase all shares of Common Stock that GTC and its subsidiaries may from time to time propose to sell (the "Company Right of First Refusal"). In the event Common Stock of Golden Genesis is purchased pursuant to the Option, the price per share at which Buyer may exercise the Option is equal to $2.33, and in the case of all other securities of Golden Genesis purchased pursuant to the Option, the purchase price shall equal the price paid by ACX and GTC for such securities (each, an "Option Price"). The date upon which consummation of the exercise of the Option occurs is referred to as the "Option Closing Date."

         Pursuant to the Option and Voting Agreement, ACX and GTC have irrevocably and unconditionally waived and agreed to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights that may be available to ACX or GTC relating to the Merger or any related transaction.

         During the period from May 26, 1999, up to and until the earlier to occur of (i) the date upon which the Merger becomes effective, (ii) the Option Closing Date, (iii) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or (iv) January 31, 2000 (the period described in items (i) through (iv) is referred to herein as the "Restricted Period"), ACX and GTC (and their respective officers, directors, employees, representatives and agents) cannot solicit, initiate, encourage, inquire or discuss with any parties other than Buyer and Buyer Sub any inquiries or the making of any proposal with respect to any Acquisition Transaction.

         In addition, during the Restricted Period, ACX and GTC cannot request that Golden Genesis waive the Company Right of First Refusal, nor can either authorize or permit any of its directors, officers, employees, agents or representatives to do so.

         The Option and Voting Agreement provides that ACX indemnify, defend and hold harmless, subject to certain limitations, (i) Golden Genesis and (ii) each of Golden Genesis' stockholders, directors, officers, employees and agents from and against liability which may be incurred by any of them resulting from (A) any breach of any representations or warranties contained in the Option and Voting Agreement or the failure of ACX and GTC to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in the Option and Voting Agreement, (B) any breach by Golden Genesis of any representation or warranty contained in the Merger Agreement solely to the extent any such representation or warranty applies to certain wholly owned foreign subsidiaries of the Company, (C) any breach by ACX or GTC of any representation or warranty contained in that certain Share Purchase Agreement, dated as of September 4, 1998, among ACX, GTC and the Company, or (D) certain matters relating to the Company's 401(k) Plan.

         The Option and Voting Agreement provides that ACX and GTC shall jointly and severally release and discharge Golden Genesis and its subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees and agents from any and all claims, obligations or liabilities of any nature (whether known or unknown) against any such persons by reason of any matter done or omitted to be done prior to the Effective Time other than the obligation of Golden Genesis to pay all indebtedness owed to ACX and GTC prior to the Effective Time. See "Principal Stockholders--Option and Voting Agreement."

THE MERGER

         Recommendations of the Board; Reasons for the Merger

         The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of Golden Genesis. The Board of Directors unanimously recommends that Golden Genesis' stockholders adopt the Merger Agreement. The Board of Directors, in reaching its conclusion, considered a number of factors. See "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors."

         Opinion of Hanifen, Imhoff Inc.

         The Company retained Hanifen, Imhoff Inc. to act as its financial advisor in connection with the sale of Golden Genesis. Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of the Common Stock pursuant to the terms of the Merger Agreement was fair from a financial point of view to such holders. See "The Merger--Background to the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors." A copy of the opinion of Hanifen, Imhoff Inc. is attached to this Proxy Statement as Exhibit C and should be read in its entirety by the stockholders of the Company. See "The Merger--Opinion of Hanifen, Imhoff."

         Effective Time

         The Effective Time of the Merger will be the time of filing of a Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or as otherwise provided in such Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on or before the 22nd business day following the mailing of the definitive Proxy Statement (subject to extension under certain circumstances, as provided in the Merger Agreement). It is anticipated that the Effective Time of the Merger will occur during the third calendar quarter of 1999, although there can be no assurance to such effect. See "The Merger-- Effective Time."

         Surrender of Stock Certificates; Payment for Shares

         Promptly after the Effective Time, a transmittal form will be mailed to each record holder of shares of Common Stock. The transmittal form will set forth the procedure for surrendering to a bank or trust company mutually acceptable to Golden Genesis and Buyer (the "Paying Agent") certificates previously representing Common Stock. In order to receive the consideration to which the holder will be entitled as a result of the Merger, the holder will be required, following the Effective Time, to surrender the holder's stock certificate(s), together with a duly executed and properly completed transmittal form (and any other required documents), to the Paying Agent. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. Thereafter, the holder will receive as promptly as practicable, in exchange for the surrendered certificate(s), cash in an amount equal to $2.33 per share of Common Stock, subject to reduction only for any applicable federal back-up withholding or transfer taxes. See "The Merger Agreement--The Merger."

         Holders of options issued by Golden Genesis will be entitled to receive the amounts described in "The Merger Agreement--Treatment of Options." HOLDERS OF OPTIONS SHOULD NOT SEND IN THEIR AGREEMENTS
REPRESENTING SUCH SECURITIES.

         Conditions to the Merger

         The parties' obligations to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, the adoption of the Merger Agreement by the stockholders of Golden Genesis, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and the absence of any injunction or other legal restraint prohibiting the Merger. Buyer's and Buyer Sub's obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among others, the accuracy of Golden Genesis' representations and warranties in the Merger Agreement and the performance by Golden Genesis of its obligations under the Merger Agreement. Golden Genesis' obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions. See "The Merger--Regulatory Matters" and "The Merger Agreement--Conditions."

         No Solicitation

         Golden Genesis has agreed, prior to the Effective Time, that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, agents or representatives to, with any parties other than the Buyer or the Buyer Sub, solicit, initiate or encourage any inquiries or the making of any proposal with respect to an Acquisition Transaction, or (b) initiate, negotiate, explore or otherwise engage in substantive communications regarding any Acquisition Transaction.

         The Merger Agreement does not, however, prevent the Company from furnishing non-public information to, entering into discussions with, or recommending a transaction with respect to, any person who makes an unsolicited bona fide written proposal for an Acquisition Transaction, if (a) the Board of Directors believes in good faith that the proposal, if consummated, would be financially more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement, and (b) prior to furnishing any non-public information to, or entering into discussions with, the relevant party, the Board of Directors receives a confidentiality agreement from the relevant party which is no more favorable to such party than the confidentiality agreement, dated February 5, 1999, between the Buyer and the Company. See "The Merger Agreement--No Solicitation."

TERMINATION; EXPENSES AND FEES

         The Merger Agreement may be terminated:

         (a) by mutual written consent of the Company, Buyer and Buyer
Sub;

         (b) by the Company, Buyer or Buyer Sub: (i) if the Merger shall not have occurred on or before the 22nd business day after the date when this Proxy Statement is mailed to the Company's stockholders (the
"Merger Deadline"), subject to extension in certain circumstances, or
(ii) if the Merger is permanently enjoined or prohibited.

         (c) by Buyer or Buyer Sub if (i) the Company has breached any representation or warranty contained in the Merger Agreement; (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects; (iii) certain conditions to closing have not been satisfied by the Company or waived by Buyer and Buyer Sub prior to the Merger Deadline; (iv) the Board of Directors shall (A) withdraw its recommendation or approval in respect of the Agreement or the Merger or (B) modify or change its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) fail to publicly oppose a Tender Offer or Exchange Offer (each as defined below) within 10 business days after commencement of such Tender Offer or Exchange Offer; or (v) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal. As used herein, "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of a tender offer or the filing by any person of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to a tender offer to purchase any shares of Common Stock of the Company such that upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Common Stock of the Company. As used herein, "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange
Act) of an exchange offer or the filing by any person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Common Stock of the Company such that upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Common Stock of the Company.

         (d) by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if:
(i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement; (ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement; (iii) certain conditions to closing have not been satisfied by Buyer or Buyer Sub or waived by the Company prior to the Merger Deadline; or (iv) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver by the Company of the Company Right of First Refusal.

         If the Merger Agreement is terminated by Buyer or Buyer Sub due to the fact that either (i) the Company has breached any representation or warranty contained in the Merger Agreement, or (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any of its subsidiaries, the Company will be required to pay to Buyer or Buyer Sub an amount equal to their out-of-pocket fees and expenses not to exceed $750,000. Buyer and Buyer Sub shall not be able to collect such payment if they are entitled to the payment of a Topping Fee (as described below).

         If the Merger Agreement is terminated by the Company due to the fact that either (i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement, or
(ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Buyer Sub, Buyer shall be required to pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses.

         If the Merger Agreement is terminated (i) by Buyer or Buyer Sub due to the fact that (A) the Board of Directors has (1) withdrawn its recommendation or approval in respect of the Agreement or the Merger or
(2) modified or changed its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (3) failed to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer, or (B) the Board of Directors has approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or has approved the waiver by the Company of the Company Right of First Refusal, or (ii) by the Company due to the fact that the Board of Directors has approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or has approved the waiver by the Company of the Company Right of First Refusal, the Company shall be required to pay to Buyer for the termination of this Agreement $2,000,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement (the "Topping Fee").

         If the Merger Agreement is terminated by Buyer or Buyer Sub due to the fact that either (i) the Company has breached any representation or warranty contained in the Merger Agreement, or (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary, the Company shall pay to Buyer the Topping Fee if (i) after the date of the Merger Agreement and before the termination of the Merger Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Buyer, Buyer Sub and their directors, officers, employees, agents and representatives), and (ii) after the date of the Merger Agreement and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee described in this paragraph shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

         Rights of Dissenting Stockholders

         Holders of Common Stock who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the DGCL. For a discussion of the rights of holders of Common Stock to seek appraisal rights of their shares, see "The Merger--Rights of Dissenting Stockholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In general, the receipt of cash by a stockholder pursuant to the Merger or the exercise of appraisal rights will be a taxable event for the stockholder for federal income tax purposes and may also be taxable events under applicable local, state and foreign tax laws. The tax consequences for a particular stockholder will depend upon the facts and circumstances applicable to that stockholder. Accordingly, each stockholder should consult the holder's own tax advisor with respect to the federal, state, local or foreign tax consequences of the Merger. See "Certain Federal Income Tax Consequences."

CERTAIN LEGAL PROCEEDINGS

         On February 18, 1998, Golden Genesis was named as one of two dozen defendants in a lawsuit brought in the U.S. District Court for the District of New Hampshire. The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED

         This Proxy Statement is being furnished to the holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held at 10:00 a.m., local time, on July [__], 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260. At the Special Meeting, the holders of Common Stock will be asked to vote on a proposal to adopt the Merger Agreement and transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GOLDEN GENESIS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GOLDEN GENESIS' STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

         As a result of the Merger, Golden Genesis will become a wholly-owned subsidiary of Buyer and, among other things, each issued and outstanding share of Common Stock (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33. In addition, each holder of an option to purchase Common Stock, upon delivery of an Option Cancellation Agreement, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and (ii) the number of shares of Common Stock subject to such option. See "The Merger Agreement--The Merger" and "--Treatment of Options."

         Interest will not be paid on amounts to be received in the Merger by holders of shares of Common Stock or stock options issued by the Company in respect of the period between the time of the Merger and the time that payment is actually made.

         If the Merger had occurred on April 30, 1999, and assuming no holder of Common Stock exercises appraisal rights and each holder of options to purchase shares of Common Stock had delivered an executed Option Cancellation Agreement, then (a) the 17,152,948 outstanding shares of Common Stock would have converted into the right to receive an aggregate of $39,966,368.84, and (b) the holders of "in-the-money" options to purchase 1,986,272 shares of Common Stock would have been entitled to receive (net of the payment of the exercise prices) an aggregate of approximately $1,783,318.14.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING

         The Board of Directors has fixed the close of business on June [__], 1999 as the Record Date for determining the holders of Common Stock entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding [__________] shares of Common Stock. Golden Genesis also has outstanding stock options. The holders of stock options have no voting rights with respect to the Merger Agreement.

         A quorum is necessary in order for a vote on the proposals presented at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares of Common Stock is necessary for there to be a quorum for purposes of voting on the Merger Agreement.

         Abstentions (i.e., votes withheld by stockholders who are present and entitled to vote) and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining whether there is a quorum for the transaction of business.

         The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, with each share of Common Stock entitled to one vote, is required to adopt the Merger Agreement. Accordingly, abstention and broker non-votes will have the effect of votes against the adoption of the Merger Agreement.

         Golden Genesis will appoint one or more inspectors, who may be employees of Golden Genesis, to determine, among other things, the number of shares of Common Stock represented at the Special Meeting and the validity of the proxies submitted for voting at the Special Meeting. Golden Genesis has retained Norwest Bank Minnesota, N.A. Shareowner Services, its transfer agent for the Common Stock, as proxy tabulator to assist the inspectors in the performance of their duties. Norwest Bank Minnesota, N.A. Shareowner Services can be reached at 161 North Concord

Exchange Street, South St. Paul, Minnesota 55075-1139, facsimile no.
(651) 450-4078, Attention: Barb Novak.

         ACX and GTC own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the outstanding Common Stock. Pursuant to the Option and Voting Agreement, ACX and GTC have agreed to vote all shares of capital stock of Golden Genesis owned beneficially by them in favor of adoption of the Merger Agreement at the Special Meeting. Such holders collectively possess the right to cast 9,429,379 of the 17,152,948 votes entitled to be cast at the Annual Meeting. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders-- Option and Voting Agreement."

VOTING OF PROXIES

         All shares of Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxy cards received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting (or any adjournment or postponement thereof) in accordance with the instructions indicated on the proxy cards. If no instructions are indicated, the proxies will be voted FOR adoption of the Merger Agreement. Abstentions and broker non-votes will have the effect of votes against adoption of the Merger Agreement.

         In the event that there is a motion to adjourn or postpone the Special Meeting to another time and/or place (including for the purpose of soliciting additional votes in favor of the adoption of the Merger Agreement), then (i) proxies of holders of Common Stock who vote in favor of adoption of the Merger Agreement and proxies of holders of Common Stock which contain no voting instructions will be voted in favor of the motion to adjourn or postpone the Special Meeting, (ii) proxies of holders of Common Stock who vote against the adoption of the Merger Agreement will be voted against the motion to adjourn or postpone the Special Meeting, and (iii) proxies of holders of Common Stock who abstain from voting on the adoption of the Merger Agreement will abstain on the vote on adjournment or postponement, which will have the effect of a vote against adjournment or postponement. If any other matters are properly presented for consideration at the Special Meeting, then [___________] and [___________] (the persons named in the enclosed proxy card as the proxies for the Common Stock) will have discretion to vote on these matters in accordance with their best judgment.

REVOCATION OF PROXIES AND VOTING INSTRUCTIONS

         A holder of Common Stock may revoke a proxy card given pursuant to this solicitation at any time before the proxy card is voted by submitting a written revocation to the tabulation agent (Norwest Bank Minnesota, N.A. Shareowner Services), by returning a subsequently dated proxy card to the proxy tabulator or to the Secretary of Golden Genesis, by filing an instrument in writing with the Secretary of Golden Genesis revoking the proxy card, or by voting in person at the Special Meeting.

Attendance at the Special Meeting will not in and of itself revoke a proxy card.

         Holders of Common Stock who are entitled to revoke their proxy card may do so via facsimile at the number set forth above in "--Record Date; Quorum; Voting at the Special Meeting." Any beneficial owner of Common Stock whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke should contact the registered holder promptly and instruct the registered holder to revoke on his behalf. There can be no assurance that the registered holder will have sufficient time prior to the Special Meeting to deliver a revocation upon instruction by the beneficial owner.

PROXY SOLICITATION

          Golden Genesis will pay its own expenses incurred in connection with this Proxy Statement and the Special Meeting, including the disbursements of legal counsel and accountants. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Golden Genesis in person or by telephone, facsimile or other means of communication. The directors, officers and employees will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses, in connection with their solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by the custodians, nominees and fiduciaries, and Golden Genesis will reimburse the custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

         STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                              THE MERGER

BACKGROUND OF THE MERGER

         Golden Genesis Company, formerly Photocomm, Inc. ("Photocomm"), was formed by Don Anderson in 1981 in Scottsdale, Arizona, as one of the first solar electric distributors in the United States. Photocomm's strategy was to develop markets in the western United States utilizing products from the emerging solar module suppliers within the industry. As the product matured and costs declined, management developed new strategies to capture markets utilizing distributed power with solar modules as the key component.

         In September 1988, Photocomm became a public company through a reverse merger reorganization with Sunland Industries, Inc. The primary strategy of the merger was to capture synergies of existing operations and products within the renewable energy industry. Although the merger did not result in additional capital to fund growth, the public stock was a catalyst as it provided currency for carrying out acquisitions of other targeted companies.

         On March 28, 1990, the Company entered into a long term financial and strategic partnership with Westinghouse. The agreement included the sale of 1,000,000 shares of unregistered Common Stock at $1.00 per share and a $625,000 subordinated convertible debenture (convertible to 500,000 common shares), providing a total cash contribution of $1,625,000 to the Company. This new relationship provided the framework for the Company to take advantage of the accelerated growth in the solar electric industry.

         On November 9, 1993, in cooperation with its strategic partner Westinghouse, a major financing and strategic partnership agreement with The New World Power Corporation ("NWP") was executed, including NWP buying a 29% stake in the Company. NWP purchased 1.6 million newly issued shares from the Company for $2,000,000, and acquired options to purchase an additional 4.1 million shares through 1996 at a price range of $2.50 to $3.00 per share. NWP also purchased 500,000 shares from a private corporate shareholder for $625,000, and acquired an option to purchase an additional 2.0 million shares through 1994 at $2.00 per share. The Company saw this new partnership as critical from the standpoint of dramatically improving the financial position of the Company, as well as providing a substantial boost to the Company's international market development activities in conjunction with NWP's established worldwide network in the renewable energy industry.

         In August, 1994, the Company entered into an Exchange Agreement with Westinghouse and NWP. Pursuant to the Exchange Agreement, NWP acquired from Westinghouse 1,800,000 shares of the Company's common stock, 8,690 shares of the Series B Convertible Preferred Stock, the remaining $250,000 Subordinated Convertible Debenture in exchange for 465,780 shares of NWP unregistered common stock.

         On November 21, 1996, ACX, through its wholly-owned subsidiary GTC, purchased a total of 8.6 million shares of the Company's common stock for an approximate 52% majority interest. ACX acquired 6.6 million shares from NWP and Programmed Land, Inc., and 1,550,000 newly issued shares, which included 550,000 shares from officer stock option exercises. This transaction improved the Company's financial position, providing new equity capital to the Company totaling $3,383,000.

         From February, 1997 through 1998, the Company aggressively expanded the business under the leadership of newly appointed President and CEO, John K. Coors. The focus of management had been to grow the business through a combined strategy of growing markets, developing new market applications and acquiring companies, which, were synergistic with the Company. Several acquisitions were completed during this period. In chronological order the purchases included: Integrated Power Company from Westinghouse in July of 1997; Utility Power Group, Inc. in January of 1998; Remote Power Inc. in July of 1998; Solartec of Argentina; and Golden Genesis do Brazil from majority shareholder GTC in September, 1998. The specifics of each of these acquisitions have been disclosed in periodic filings with the Commission. Over this period, revenues have grown from $21 million in 1996 to $43 million in 1998.

         Over the last several years, the industry has seen new interest and significant investment from large multinational companies, including British Petroleum, Enron and Amoco, through a joint venture named Solarex, Kyocera, Siemens, Royal Dutch Shell, Idaho Power Company and Total. As a result, there is currently an oversupply of solar module production capacity and there has been vertical integration of these companies into the industrial markets of the Company. The specific impact on the Company has been reduced margins due to increased competition, which will not improve until the imbalance of supply and demand corrects to the actual market. This financial reality coupled with a strong willingness of the multinational oil companies which desire to gain market share and for public relations motives specifically aimed at creating alternative green energy has created a difficult business environment for the Company to operate on a stand-alone basis. In addition, the small solar distributors who were once potential candidates for acquisition have become more costly due to the willingness of large companies to vertically integrate and acquire distribution outlets to reduce their production capacity problem.

         In October of 1998, John K. Coors resigned as President and CEO of the Company. Shortly thereafter, management received several unsolicited inquires about the willingness of the majority stockholders ACX and GTC to sell their majority interest in the Company. While none of ACX, GTC or the Board of Directors had instructed or encouraged management to "shop" the Company, management recognized that this new interest along with the factors outlined above might present opportunities for the Company to maximize stockholder value through a sale of the Company.

         After discussion with ACX, GTC and the Board of Directors in December of 1998, management of the Company was given the approval by the Board of Directors to actively explore alternatives to maximize stockholder value, including a sale of the Company. In that same month and in the first quarter of 1999, management held both formal and informal discussions with a number of potential suitors of the Company. Three suitors approached the Company indicating an interest in purchasing the Company and newly-appointed President and Chief Executive Officer of the Company, J. Michael Davis, and Chief Financial Officer Jeffrey C. Brines contacted other potential buyers within the industry.

         On February 22, 1999, a Board of Directors meeting was held to review the interest of the prospective buyers. Management of the Company was given direction by the Board of Directors to pursue the prospects and solicit all other qualified prospects within the industry.

         During the winter and early spring of 1999, management of the Company held multiple meetings with three potential buyers and made numerous telephone contacts with representatives of other industry members. By early March, three prospective buyers had made either written or oral offers, contingent upon full due diligence and Board of Director approval. The first offer was simply to purchase the majority control from ACX and GTC at $2.10 per share of Common Stock. A second suitor expressed a desire to purchase all outstanding shares of Common Stock and buy-out all vested stock options at $2.19 per share of Common

Stock and take the Company private in a reverse triangular merger transaction. The final offer was to purchase all outstanding shares of Common Stock and buy-out all vested stock options at $2.33 per share of Common Stock and take the Company private in a reverse triangular merger transaction.

         In addition to these aforementioned offers, during the same time period, management contacted by telephone the President and CEO of Solarex/BP to solicit the potential business combination between the two companies. After additional telephone conversations, management determined that Solarex/BP had concluded the required investment to consummate the transaction was cost prohibitive and management terminated additional efforts to pursue this potential transaction.

         Mr. Davis next contacted by telephone the Chief Operating Officer of Siemens Solar in December of 1998. Mr. Davis explained the purpose of the call was to solicit the interest of Siemens Solar in purchasing Golden Genesis. As a result of this conversation, the proposed transaction was discussed with the President and CEO of Siemens Solar of Germany. Several weeks after the initial conversation, Siemens communicated by telephone to Mr. Davis that Siemens Solar management had determined that a purchase of Golden Genesis by Siemens was not a strategic direction that it wished to pursue.

         In light of the fact that all major industry members (other than Total of France) had either made bona fide offers for the purchase of either a majority or all of the Company's shares, or had decided not to pursue a strategic alliance with the Company, the Company entered into the Letter of Intent with Buyer, which has significant interests in the solar module industry, on April 13, 1999. The Letter of Intent was subject to negotiation of a definitive merger agreement, completion of due diligence and indicated that Buyer's willingness to enter into any merger agreement was subject to and conditioned upon Buyer entering into a voting agreement with ACX and GTC. The transaction outlined indicated that all holders of Common Stock would receive $2.33 in cash per share and that the Merger would be free of financing contingencies. The Letter of Intent established an exclusivity period through May 15, 1999, during which the Company agreed not to entertain any other proposals for its sale. During the exclusivity period, the parties worked to negotiate the definitive merger agreement and completed exhaustive due diligence and meetings. On May 13, 1999, the parties extended the exclusivity period through May 29, 1999.

         The Board of Directors determined that, since there was to be no premium paid to ACX and GTC for their majority position in the Company under the offer presented by Buyer and that all shareholders would receive the same cash consideration for their shares of Common Stock, there was not a need to establish an independent committee of the Board of Directors to evaluate the proposal presented by Buyer.

         On May 18, 1999 the Board of Directors met with its legal and financial advisors in order to discuss the proposed Merger at $2.33 per share and to review the relevant agreements, including the proposed Merger Agreement and the proposed Option and Voting Agreement between

Buyer, ACX and GTC, under which ACX and GTC would agree to vote in favor of the Agreement and to give Buyer an option until January 31, 2000 to acquire the shares of Common Stock owned by them at $2.33 per share if the Company's Board of Directors withdraws or changes its recommendation or approval of the Merger Agreement with Buyer, fails to oppose a competing tender or exchange offer, or approves any acquisition transaction with another buyer. See "Principal Stockholders--Option and Voting Agreement." The Board of Directors reviewed management's discussions with other potential buyers and concluded that the proposed merger with Buyer was the best available transaction for the Company's stockholders. The Board of Directors then discussed the consideration to be paid to the holders of Common Stock and stock option holders. At this meeting, Hanifen, Imhoff Inc. discussed the transaction from a financial point of view and provided a comparative review of the value of other companies with securities with similar attributes in similar transactions. Hanifen, Imhoff Inc. indicated orally to the Board of Directors that it was of the opinion that the consideration to be received by the holders of Common Stock in the Merger was fair from a financial point of view to such holders. Such opinion was subsequently confirmed in writing on May 26, 1999, prior to the execution of the Merger Agreement, and is set forth in its entirety as Exhibit B.

         At the May 18, 1999 meeting, the Board of Directors unanimously adopted a resolution to approve the Merger and the transactions contemplated thereby, as fair and in the best interests of the stockholders of the Company. Also at the May 18, 1999 meeting, the Board of Directors, in order to make inapplicable the restrictions on "business combinations" imposed by Section 203 of the DGCL, resolved to approve the transactions contemplated under the proposed Option and Voting Agreement between Buyer, ACX and GTC. Finally, on May 26, 1999, and after receipt of the written opinion of Hanifen, Imhoff Inc., the Board of Directors adopted resolutions approving the terms of the definitive Merger Agreement as fair and in the best interest of the stockholders of the Company and declaring the merger advisable and recommending the Merger Agreement to the stockholders of the Company.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the terms of the Merger Agreement and the Merger contemplated thereby are advisable, fair to, and in the best interests of the stockholders of the Company, and that, based on the Company's discussions with other potential buyers, the Merger is the best transaction available for the Company's stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and the Merger and has recommended that the Company's stockholders adopt the Merger Agreement. In reaching its conclusion to approve the Merger Agreement and the Merger, the Board of Directors consulted with the Company's management as well as the Company's legal and financial advisors, and considered a number of factors, including the following:

         (a) The Board of Directors' familiarity with the solar industry generally, its awareness of the trend towards consolidation in the industry and its review and analysis of the Company's existing business, financial condition, results of operations and prospects and the competitive environment facing the Company.

         (b) The recent change within the industry including consolidation and investment from large multinational companies, including Solarex, Kyocera, Siemens, Royal Dutch Shell, Idaho Power Company and Total. As a result, there is currently an oversupply of solar module production capacity and there has been vertical integration of these companies into the industrial markets of the Company. The specific impact on the Company has been reduced margins due to increased competition, which will not improve until the imbalance of supply and demand corrects to the actual market. This financial reality coupled with the willingness on the part of the multinational oil companies to create alternative green energy in efforts to gain market share and for public relations motives has created a difficult business environment for the Company to operate on a stand-alone basis. In addition, the Company believes that the small solar distributors who were once potential candidates for acquisition have become more costly due to the willingness of other large companies to vertically integrate and acquire distribution outlets to reduce their production capacity problem. Finally, in April of 1999, British Petroleum and Amoco merged their solar assets, including Solarex, after an agreement was reached to buy out the ownership of Enron. The Company believes that the combined Solarex/BP, after the merger and buyout of Enron, represents the largest solar company in the world.

         (c) The value of the Merger Consideration to be received by the holders of the Common Stock in the Merger. The Board of Directors considered the historical market prices and trading information with respect to the Common Stock, the price per share offered by the Buyer, the certainty of the value provided by the cash consideration and the fact that such price represents a premium over the market prices at which of the Common Stock had previously been traded. The consideration of $2.33 per share represents a 47.4% premium over average per share trading price of the Common Stock as reported by the Nasdaq SmallCap Market for the three months prior to May 26, 1999.

         (d) The prospects of continuing to operate the Company and the possibility that its future performance might not in the foreseeable future lead to a trading price for the shares of Common Stock having a higher present value than the Merger Consideration.

         (e) The presentation and oral opinion of Hanifen, Imhoff Inc. (including a consideration of the assumptions and methodologies underlying its analyses) made to the Board of Directors of the Company on May 18, 1999 and the written opinion of Hanifen, Imhoff Inc. given to the Board of Directors on May 26, 1999 (confirming its May 18, 1999 oral opinion) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. See "-- Opinion of Hanifen, Imhoff Inc."

         The discussion contained herein of the information and factors considered by the Board of Directors in not intended to be exhaustive.

In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to any of the factors discussed herein. In addition, individual members of the Board of Directors may have given different weights to different factors.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE
STOCKHOLDERS OF THE COMPANY. THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

OPINION OF HANIFEN, IMHOFF INC.

         On May 26, 1999, Hanifen, Imhoff Inc. delivered its written opinion to the Board of Directors (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of the date of such opinion, the $2.33 per share of Common Stock to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF HANIFEN, IMHOFF INC. DATE MAY 26, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

         In connection with its opinion, Hanifen, Imhoff Inc. reviewed, among other things, (i) the Merger Agreement; (ii) contain publicly available business and financial information relating to the Company; and (iii) certain financial forecasts and other data for the Company prepared by its management. Hanifen, Imhoff Inc. also held discussions with members of senior management of the Company regarding the Company's past and current business operations, financial condition and future prospects. In addition, Hanifen, Imhoff Inc. reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies whose operations Hanifen, Imhoff Inc. considered related to the Company, and reviewed the financial terms of certain recent business combinations involving such companies.

         Hanifen, Imhoff Inc. relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Hanifen, Imhoff Inc. did not make any independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and Hanifen, Imhoff Inc. was not furnished with any such evaluation or appraisal. The opinion of Hanifen, Imhoff Inc. referred to herein was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to such transaction.

         The following is a summary of certain of the financial and comparative analyses which Hanifen, Imhoff Inc. presented to the Board of Directors of the Company on May 18, 1999, and which provided the basis for Hanifen, Imhoff Inc.'s May 26, 1999 written opinion.

         (a) Historical Stock Trading Analysis. Hanifen, Imhoff Inc. reviewed the historical trading prices and volumes for shares of Common Stock and analyzed the consideration to be received by holders of shares of Common Stock pursuant to the Merger Agreement in relation to the closing market price of such shares during the time periods referenced below.

         (b) Market Valuation of Selected Companies. Hanifen, Imhoff Inc. performed a market valuation analysis of companies with operations similar to the Company's.

         (c) Present Value of Potential Future Share Prices. Hanifen, Imhoff Inc. performed analysis of the present value.

         (d)  Selected Transaction Analysis. Hanifen, Imhoff Inc.
reviewed selected transactions in similar industry segments, although direct industry comparatives were not possible.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Hanifen, Imhoff Inc.'s opinion. In arriving at its fairness determination, Hanifen, Imhoff Inc. considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction. The analyses were prepared solely for the purpose of Hanifen, Imhoff Inc.'s providing its opinion to the Board of Directors of the Company as to the fairness from a financial point of view of the $2.33 per share cash consideration to be received by the holders of Common Stock pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Hanifen, Imhoff Inc. or any other person assumes responsibility if future results are materially different from those forecast. As described above, Hanifen, Imhoff Inc.'s opinion to the Board of Directors of the Company was one of many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Hanifen, Imhoff Inc. and is qualified by reference to the written opinion of Hanifen, Imhoff Inc. set forth in Exhibit B hereto.

         Hanifen, Imhoff Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Hanifen, Imhoff Inc. as its financial advisor because it is a nationally recognized investment banking firm that has substantial expertise in transactions similar to the Merger. Hanifen, Imhoff Inc. is familiar with the Company in having acted as its financial advisor in connection with certain acquisitions by the Company and other prospective transactions which were not carried out.

         Pursuant to a letter agreement dated May 14, 1999 (the "Engagement Letter"), the Company engaged Hanifen, Imhoff Inc. to render an opinion as to the fairness (the "Opinion") from a financial point of view of the proposed Merger Agreement and the consideration to be paid to the holders of Common Stock. Pursuant to the terms of the Engagement Letter, the Company paid Hanifen, Imhoff Inc. a fee of $25,000 upon the execution of the Engagement Letter, with the remaining $50,000 fee paid upon the delivery of the opinion to the Company.

EFFECTIVE TIME

         The Effective Time of the Merger will be the time of filing of a Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or as otherwise provided in such Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on or before the 22nd business day after the mailing of the definitive Proxy Statement (subject to extension under certain circumstances, as provided in the Merger Agreement). It is anticipated that the Effective Time of the Merger will occur during the third calendar quarter of 1999, although there can be no assurance to such effect.

CERTAIN EFFECTS OF THE MERGER

         If the Merger is consummated, the Company's stockholders will not have an opportunity to continue their equity interest in the Company's operations and, therefore, will not share in future earnings and growth, if any, of those operations. The Company anticipates that the shares of Common Stock will trade on the Nasdaq SmallCap Market until the consummation of the Merger. If the Merger is consummated, public trading of the shares of Common Stock (the only publicly traded securities of the Company) will cease, the shares of Common Stock will cease to be quoted on the Nasdaq SmallCap Market, and the registration of the shares of Common Stock under the Exchange Act will be terminated. As a result, the Surviving Corporation will be relieved of the duty to file informational reports under the Exchange Act.

         For information concerning the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Board of Directors that the stockholders vote for the adoption of the Merger Agreement and the Merger and approve the transactions contemplated thereby, the stockholders should be aware that certain members of the management of Golden Genesis have certain interests in the Merger and the related transactions that differ from, and are in addition to, the interests of holders of Common Stock generally, and which may present them with potential conflicts of interest.

         Specifically, Golden Genesis, with Buyer's consent, has offered each officer of Golden Genesis and its subsidiaries, the opportunity to have all or a portion of such officer's options to purchase Common Stock canceled and, with respect to each such cancelled option, to have an amount equal to the product of (i) the excess, if any, by which $2.33 exceeds the exercise price of such option, and (ii) the number of shares subject to such option, be treated as though it had been deferred under and made subject to the terms of the Kyocera Executive Deferred Compensation Plan. As of the Record Date, [__] officers had accepted such offer.

REGULATORY MATTERS

         The Merger is subject to antitrust review by the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). Under the HSR Act, certain transactions, including the Merger, may not be consummated until the parties have filed a notice with the DOJ and the FTC and certain waiting period requirements have been satisfied. On June 4, 1999, ACX and Buyer filed their respective Premerger Notification and Report Forms in compliance with the HSR Act. At any time before the Effective Time, the DOJ, which is the primary agency that exercises antitrust enforcement jurisdiction, could take action under the antitrust laws seeking to enjoin the Merger. In addition, a state Attorney General in any state in which the combined companies will operate could take an enforcement action to enjoin consummation of the Merger.

RIGHTS OF DISSENTING STOCKHOLDERS

         If the Merger is consummated, holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), provided that they comply with the conditions established by
Section 262.

         Section 262 is reprinted in its entirety as Exhibit C to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Exhibit C. This discussion and Exhibit C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

         A record holder of shares of Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Common Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Common Stock" are to the record holder or holders of shares of Common Stock. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement shall constitute such notice to the record holders of Common Stock.

         Holders of shares of Common Stock who desire to exercise their appraisal rights must not vote in favor the Merger and must deliver a separate written demand for appraisal to the Company prior to the vote by the stockholders of the Company on the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Common Stock. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time the Company must provide notice of the Effective Time to all stockholders who have complied with Section 262.

         A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to:

         4545 McIntyre St.
         Golden, Colorado 80403
         Attn: Secretary

         A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

         A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

         Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Common Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request therefor has been received by the Company or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

         If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

         Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Company does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a share of Common Stock is less than the Merger Consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

         Holders of shares of Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under
Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         Any holder of shares of Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

         At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

         ACCOUNTING TREATMENT

         The Merger will be treated by Buyer as a "purchase," as that term is used under United States generally accepted accounting principles, for accounting and financial reporting purposes.

         CERTAIN LEGAL PROCEEDINGS

         On February 18, 1998, Golden Genesis was named as one of two dozen defendants in a lawsuit brought in the U.S. District Court for the District of New Hampshire. The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

                           THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. This summary does not purport to be a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE MERGER.

THE MERGER

          If Golden Genesis' stockholders adopt the Merger Agreement, and if the other conditions to the Merger are satisfied or waived, then, at the Effective Time, Buyer Sub will be merged with and into Golden Genesis, with Golden Genesis continuing as the Surviving Corporation and a wholly-owned subsidiary of Buyer.

         Upon the consummation of the Merger, pursuant to the Merger Agreement, except for (a) shares held in the treasury of Golden Genesis or owned by any of its wholly owned subsidiaries, all of which will be canceled, and (b) shares held by persons who exercise dissenters' appraisal rights, each issued and outstanding share of Golden Genesis' Common Stock will convert into the right to receive $2.33 in cash, without interest. All amounts payable to Golden Genesis' stockholders in accordance with this paragraph will be net of any applicable withholding taxes.

         ACX and GTC, who beneficially own 9,429,379 shares of Common Stock, or approximately 55% of the voting power of the Common Stock, have agreed to vote in favor of the Merger. These holders will have sufficient voting power under the DGCL to adopt the Merger Agreement. See "The Merger--Option and Voting Agreement."

         Stockholders who do not vote in favor of the Merger, and who comply with the provisions of the DGCL regarding the exercise of statutory dissenters' appraisal rights, have the right to seek a determination and payment of the fair value of their shares in lieu of the consideration set forth in the Merger Agreement. See "The Merger-- Rights of Dissenting Stockholders."

         Promptly after the Effective Time, Buyer shall cause a bank or trust company designated by Buyer and approved by Golden Genesis (the "Paying Agent") to mail transmittal forms to each holder of record of shares of Common Stock. The transmittal forms should be used in forwarding the holder's stock certificates for surrender and exchange for cash pursuant to the Merger Agreement. After receipt of a transmittal form, each holder of certificates formerly representing shares of Common Stock should surrender the certificates to the Paying Agent and will receive from the Paying Agent cash as set forth above. Instructions specifying other details of the exchange will accompany the transmittal forms. After the Effective Time, each certificate previously evidencing shares of Common Stock will be deemed for all purposes to evidence only the right to receive the consideration set forth in the Merger Agreement.

         STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

TREATMENT OF OPTIONS

         The Company has agreed to take all actions necessary to cause each option to purchase shares of Common Stock (each, a "Company Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, to be canceled at the Effective

Time by virtue of the Merger. Upon delivery to Buyer on the business day prior to the date of the Effective Time of an Option Cancellation Agreement, a holder of a Company Option outstanding immediately before the Effective Time will receive from the Company an amount equal to the product of (i) the excess, if any, by which $2.33 exceeds the exercise price of the Company Option, and (ii) the number of shares subject to the Company Option, such amount to be paid to the holder by bank check at the Effective Time, which amount will be subject to applicable withholding taxes.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties by Golden Genesis relating to, among other things, (a) the organization and good standing of Golden Genesis and its subsidiaries,
(b) the capitalization of Golden Genesis and its subsidiaries, (c) the corporate authority of Golden Genesis to perform its obligations under the Merger Agreement, (d) the lack of conflict between the Merger Agreement and related documents with (i) the organizational documents of Golden Genesis or its subsidiaries, or (ii) certain agreements, nongovernmental self-regulatory agency rules, judgments, statutes and regulations, (e) due filing of required documents with the Securities and Exchange Commission (the "SEC"), (f) the financial statements of Golden Genesis, (g) absence of undisclosed liabilities, (h) litigation,
(i) compliance with applicable laws, (j) taxes, (k) employment and severance agreements, (l) employee benefits and ERISA matters, (m) environmental matters, (n) assets, real property and intellectual property, (o) systems, software and Year 2000 compliance, (p) labor matters, (q) material contracts, (r) insurance, (s) suppliers and customers, (t) books and records of Golden Genesis and its subsidiaries,
(u) the banking facilities of Golden Genesis, (v) the non-applicability of Section 203 of the DGCL,(w) the absence of broker's fees in connection with the Merger, and (x) the accuracy of the foregoing.

         The Merger Agreement contains representations and warranties of Buyer and Buyer Sub relating to, among other things, (a) the organization and good standing of Buyer and Buyer Sub, (b) the corporate authority of Buyer and Buyer Sub to perform the obligations under the Merger Agreement, (c) the lack of conflict between the Merger Agreement and related documents with (i) the organizational documents of Buyer or Buyer Sub, or (ii) certain agreements, nongovernmental self-regulatory agency rules, judgments, statutes and regulations, (d) the absence of certain filing requirements with federal agencies, (e) the absence of broker's fees in connection with the Merger, and (f) the accuracy of the foregoing.

COVENANTS

         Golden Genesis has agreed that, until the Effective Time (a) except as contemplated by the Merger Agreement, it will, and will cause its subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice, and (b) it will, and will cause each subsidiary to, use best efforts to (i) preserve its business and organization intact, (ii) keep available to Buyer and Buyer Sub the services of its present officers, employees, agents and independent contractors, and (iii) preserve for the benefit of Buyer and Buyer Sub the goodwill of its suppliers, customers, landlords, and others having business relations with it.

         Golden Genesis has also agreed that, except as otherwise provided in the Merger Agreement, it will not, without the prior written consent of Buyer, permit Golden Genesis or any of its subsidiaries to
(a) amend its organizational documents, (b) authorize, issue, sell, deliver or agree or commit to do any of the foregoing with respect to any stock or other securities or equity equivalents, except with respect to Company Options outstanding as of the date of the Merger Agreement, or amend the terms of any such securities agreements, (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of the securities of Golden Genesis or its subsidiaries, (d) with certain exceptions, incur any long-term or short-term indebtedness, assume any third party obligations, pledge or encumber shares of the capital stock of Golden Genesis or its subsidiaries, or mortgage or pledge any Company assets, (e) except as required by law, as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practice which would not be material, enter into certain employee benefit arrangements for the benefit of any officer, employee or director, or increase any compensation or benefits thereof, (f) other than in the ordinary course of business consistent with past practice, lease, sell or dispose any assets or enter any commitments to do the same which would have a material impact, (g) except as required as a result of a change in the law, change its fiscal year or accounting practices, (h) acquire any other company, enter into any material contract except in the ordinary course of business consistent with past practice, or enter into any contract that would be prohibited by the Merger Agreement, (i) revalue in any material respect any assets except in accordance with generally accepted accounting principles or Regulation S-X, (j) make any tax election or settle or compromise any tax liability, (k) discharge any liabilities or obligations, subject to exceptions, (l) settle or compromise any pending or threatened litigation which is material or relates to the transactions contemplated by the Merger Agreement, (m) authorize or make any undisclosed capital expenditure, other than in the ordinary course of business, in excess of $100,000 (individually) or $500,000 (in the aggregate), (n) take or agree to take any of the foregoing actions or take or omit to take any action which would make any of the representations or warranties incorrect in any material respect as of the date made.

NO SOLICITATION

         Golden Genesis has agreed, prior to the Effective Time, that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, agents or representatives to, with any parties other than Buyer or Buyer Sub, solicit, initiate or encourage any inquiries or the making of any proposals with respect to any Acquisition Transaction, or provide any non-public information to any party other than Buyer or Buyer Sub in connection with the foregoing.

         Golden Genesis has also agreed that it shall waive its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among ACX, New World Power and the Company, to purchase all shares of Common Stock that ACX and its subsidiaries may from time to time propose to sell.

         Golden Genesis has further agreed that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries directors, officers, agents or representatives to enter into any agreement requiring it to abandon or fail to consummate the Merger or any transactions contemplated by the Merger Agreement.

         Notwithstanding the foregoing, the Merger Agreement does not prohibit the Company from furnishing non-public information to, entering into discussions with, or recommending a transaction with respect to, any person who makes an unsolicited bona fide written proposal for an Acquisition Transaction, if (a) the Company's board of directors believes in good faith that the proposal, if consummated, would be financially more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement, and (b) prior to furnishing any non-public information, the board of directors receives a confidentiality agreement from the relevant party which is no more favorable to such party than the confidentiality agreement, dated February 5, 1999, between Buyer and the Company.

         Golden Genesis has agreed to advise Buyer and Buyer Sub in writing of the receipt and status of any additional inquiries or proposals related to any Acquisition Transaction, and shall provide to same additional non-public information that is provided to the person making such inquiry or proposal.

CONDITIONS

         The obligations of each party to consummate the Merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the approval of the Merger Agreement by the stockholders of Golden Genesis in accordance with the DGCL and the rules and regulations of the Nasdaq SmallCap Market, (b) the absence of any injunction or legal restraint prohibiting the Merger, (c) the lapse of a specified time period since the mailing of this Proxy Statement to holders of Common Stock, (d) the expiration of all waiting periods under the HSR Act, and (e) the execution of an agreement under which the Company, GTC and Coors Ceramics agree to continue the lease by Coors Ceramics to the Company and the sublease by the Company to GTC of certain real property in Golden, Colorado for 90 days following the Closing.

         The obligations of Buyer and Buyer Sub to consummate the Merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the representations and warranties of Golden Genesis and its subsidiaries are true in all material respects, (b) there is no material adverse change in the Company's condition prior to closing, (c) the Company has delivered certain documents and instruments required by the Merger Agreement to Buyer and Buyer Sub, (d) the number of shares of Common Stock for which appraisal rights are sought prior to any vote of the stockholders of the Company with respect to the Merger shall not exceed 30% of the outstanding shares of Common Stock, (e) Golden Genesis and its subsidiaries shall be in compliance with the covenants set forth in the Merger Agreement in all material respects, and (f) all required third party approvals have been obtained.

         The obligations of the Company are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the representations and warranties of Buyer and Buyer Sub are true in all material respects, (b) each of Buyer and Buyer Sub shall be in compliance with the covenants set forth in the Merger Agreement in all material respects, and (c) Buyer and Buyer Sub have delivered certain documents and instruments required by the Merger Agreement to the Company.

TERMINATION; EXPENSES AND FEES

         The Merger Agreement may be terminated:

         (a) by mutual written consent of the Company, Buyer and Buyer
Sub:

         (b) by the Company, Buyer or Buyer Sub: (i) if the Merger shall not have occurred on or before the Merger Deadline (subject to extension under certain circumstances, as provided in the Merger Agreement), or
(ii) if the Merger is permanently enjoined or prohibited.

         (c) by Buyer or Buyer Sub if (i) the Company has breached any representation or warranty contained in the Merger Agreement; (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects; (iii) certain conditions to closing have not been satisfied by the Company or waived by Buyer and Buyer Sub prior to the Merger Deadline; (iv) the Board of Directors shall (A) withdraw its recommendation or approval in respect of the Agreement or the Merger or (B) modify or change its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) fail to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer; or (v) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal.

         (d) by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if:
(i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement; (ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement; (iii) certain conditions to closing have not been satisfied by Buyer or Buyer Sub or waived by the Company prior to the Merger Deadline; or (iv) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver by the Company of the Company Right of First Refusal.

         If the Merger Agreement is terminated by Buyer or Buyer Sub in accordance with subsections (c)(i) or (ii) above, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any of its subsidiaries, the Company will be required to pay to Buyer or Buyer Sub an amount equal to their out-of-pocket fees and expenses not to exceed $750,000. Buyer and Buyer Sub shall not be able to collect such payment if they are entitled to the payment of a Topping Fee (as described below).

         If the Merger Agreement is terminated by the Company in accordance with subsections (d)(i) and (ii) above, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Buyer Sub, Buyer shall be required to pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses.

         If the Merger Agreement is terminated by Buyer or Buyer Sub in accordance with subsections (c)(iv) and (v) above, or by the Company in accordance with subsection (d)(iv) above, the Company shall be required to pay to Buyer for the termination of this Agreement $2,000,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement (the "Topping Fee").

         If the Merger Agreement is terminated by Buyer or Buyer Sub pursuant to subsection (c)(i) or (ii), where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary, the Company shall pay to Buyer the Topping Fee if (i) after the date of the Merger Agreement and before the termination of the Merger Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Buyer, Buyer Sub and their directors, officers, employees, agents and representatives), and (ii) after the date of the Merger Agreement and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee described in this paragraph shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion sets forth certain federal income tax consequences of the Merger applicable to stockholders that hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the discussion does not address all federal income tax considerations that may be relevant to particular stockholders in light of their specific circumstances, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their shares in connection with stock options. Each stockholder is urged to consult the holder's own tax advisor to determine the tax consequences to the holder of the Merger in light of the holder's particular circumstances, including the applicability and effect of federal, state, local and foreign income and other tax laws and possible changes in those tax laws (which may have retroactive effect).

         The receipt by a Golden Genesis stockholder of cash pursuant to the Merger (or cash pursuant to the exercise of dissenters' rights of appraisal) will be a taxable event for the stockholder. A stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the amount of cash received and (b) the tax basis in the shares of Golden Genesis stock surrendered in exchange therefor (generally, the amount paid for the shares of Golden Genesis). The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than one year at the Effective Time. Under recently enacted legislation, individuals whose holding period for shares of Golden Genesis stock exceeds one year will, in general, be subject to no more than a 20% federal tax on any gain. If a Golden Genesis stockholder owns more than one block of shares of Golden Genesis stock, the cash received must be allocated ratably among the blocks in the proportion that the number of shares of Golden Genesis stock in a particular block bears to the total number of shares of Golden Genesis stock owned by the stockholder.

         A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of amounts paid to the stockholder, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

         THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX
LAWS).

                          PRINCIPAL STOCKHOLDERS

         The following table gives information concerning the beneficial ownership of Common Stock as of March 5, 1999 (the date of filing of the Company's Annual Report on Form 10-K for the year ended December 31,
1998) by: (i) each person known to the Company to own more than 5% of Common Stock of the Company, (ii) the Chief Executive Officer and each of the directors and (iii) all directors and executive officers of the Company as a group. (This table will be updated with information as of the Record Date in the definitive Proxy Statement.)

                                            Beneficial Ownership(1)(2)
                                             Number of
Name of Beneficial Owner                      Shares           Percent

Directors and Executive Officers:
J. Michael Davis                               4,500(3)           *
Jeffrey C. Brines                              5,000(3)
John K. Coors                                 16,000(3)(4)(5)     *
Joseph Coors, Jr.                              2,500(4)(6)        *
Jed J. Burnham                                11,500(7)           *
Norman E. Miller                              11,000(8)           *
Gerritt J. Wolfaardt                          11,500(9)           *
John Markle                                    2,500(10)          *
Directors and executive officers
  as a group (13 persons)                  1,235,708             6.8%

Others:
ACX Technologies, Inc.                     9,429,379(11)        55.0%
Programmed Land Incorporated               1,550,000(12)         8.8%

*    Less than one percent.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of March 5, 1999. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Common Stock as of the Record Date and those shares of Common Stock that may be acquired by such stockholder within 60 days of March 5, 1999. Consequently, the denominator for calculating such percentage may be different for each stockholder.

(2) This table is based upon information supplied by directors and executive officers of the Company. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(3) During 1998 Mr. Davis, Mr. Brines and Mr. Coors without consideration forfeited options to purchase shares of common stock of 125,000, 125,000 and 250,000, respectively.

(4) Does not include shares of Common Stock beneficially owned by ACX. Joseph Coors, Jr. and John K. Coors are both directors of ACX, and John
K. Coors is a President, of Coors Ceramics, a wholly owned subsidiary of ACX. In addition, Joseph Coors, Jr. is a co-trustee of one or more family trusts that collectively own approximately 46 percent of the outstanding common stock of ACX. As of March 5, 1999, ACX beneficially owned 9,429,379 shares of Common Stock of the Company, representing approximately 55% of the voting power of the Common Stock outstanding at that date.

(5) Includes 10,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(6) Includes 2,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(7) Does not include shares of Common Stock beneficially owned by ACX. Mr. Burnham is Chief Financial Officer and Treasurer of ACX. Includes 11,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(8) Includes 5,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(9) Includes 11,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(10) Includes 2,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(11) Includes the voting rights to 500,000 shares pledged to ACX as a part of ACX's loan agreement with Mr. Kauffman.

(12) Includes 500,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

         John K. Coors, the Chairman of the Board of Directors of the Company, is also a director of ACX. Joseph Coors, Jr., a director of the Company, is also the President and a director of ACX. Jed J. Burnham, a director of the Company, is also the Chief Financial Officer and Treasurer of ACX. The remaining three members of the Company's Board of Directors, Norman E. Miller, Gerritt J. Wolfaardt and John Markle are not otherwise affiliated with ACX GTC or the Company.

OPTION AND VOTING AGREEMENT

         Concurrently with the execution of the Merger Agreement and as a condition to Buyer entering into the Merger Agreement, ACX and GTC agreed in the Option and Voting Agreement to vote all of the capital stock of Golden Genesis owned beneficially by them (i) in favor of the Merger and for each of the other actions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of Golden Genesis in the Merger Agreement and (iii) against any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including without limitation, any action or agreement with respect to an acquisition proposal with any person other than Buyer and Buyer Sub.

         ACX and GTC have granted to Buyer an unconditional, irrevocable option (the "Option") to purchase on one occasion, all (but not less than all) securities of the Company consisting of Common Stock and all or any part of any other securities of the Company not consisting of

Common Stock (including all options, warrants and other rights to acquire shares of Common Stock) beneficially owned by ACX and GTC (excluding securities with respect to which they merely hold voting power). The shares of Common Stock subject to the Option constitute approximately 52% of the issued and outstanding Common Stock. The Option may be exercised at any time prior to the earlier of (x) the date upon which the Merger becomes effective, (y) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or (z) January 31, 2000, if an event occurs giving Buyer the right to terminate the Merger Agreement based upon the Company's Board of Directors' (i) (A) withdrawal of its recommendation or approval in respect of the Merger Agreement or the Merger or (B) modification or change of its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) failure to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer,
(ii) approval of any Acquisition Transaction or (iii) waiver of the Company Right of First Refusal. In the event Common Stock of Golden Genesis is purchased pursuant to the Option, the price per share at which Buyer may exercise the Option is equal to $2.33, and in the case of all other securities of Golden Genesis purchased pursuant to the Option, the purchase price shall equal the price paid by ACX or GTC for such securities.

         Pursuant to the Option and Voting Agreement, ACX and GTC have irrevocably and unconditionally waived and agreed to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction.

         During the Restricted Period, ACX and GTC (and their respective officers, directors, employees, representatives and agents) cannot solicit, initiate, encourage, inquire or discuss with any parties other than Buyer and Buyer Sub any inquiries or the making of any proposal with respect to any Acquisition Transaction.

         In addition, during the Restricted Period, ACX and GTC cannot, nor authorize or permit any of their directors, officers, employees, agents or representatives to, request that Golden Genesis waive the Company Right of First Refusal.

         The Option and Voting Agreement provides that ACX indemnify, defend and hold harmless (i) Golden Genesis and (ii) each of Golden Genesis' stockholders, directors, officers, employees and agents from and against liability which may be incurred by any of them resulting from (A) any breach of any representations or warranties contained in the Option and Voting Agreement or the failure of ACX and GTC to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in the Option and Voting Agreement, (B) any breach by Golden Genesis of any representation or warranty contained in the Merger Agreement solely to the extent any such representation or warranty applies to certain wholly owned foreign subsidiaries of the Company, (C) any breach by the ACX or GTC of any representation or warranty contained in that certain Share Purchase Agreement, dated as of September 4, 1998, among the ACX, GTC and the Company, or (D) certain matters relating to the Company's 401(k) Plan.

         The Option and Voting Agreement provides that ACX and GTC shall jointly and severally release and discharge Golden Genesis and its subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees and agents from any and all claims, obligations or liabilities of any nature (whether known or unknown) against any such persons by reason of any matter done or omitted to be done prior to the Effective Time other than the obligation of Golden Genesis to pay all indebtedness owed to ACX and GTC prior to the Effective Time.

SELECTED CONSOLIDATED FINANCIAL DATA

         Selected financial data for the years ended December 31, 1998 and 1997 the four months ended December 31, 1996, and the years ended August 31, 1996 and 1997 is included in Item 6 of the Company's Annual Report on Form 10-K for December 31, 1998 and incorporated herein by reference. Financial data for the three months ended March 31, 1999 is included in Item 1 of the Company's Quarterly Report of Form 10-Q on March 31, 1999 and incorporated herein by reference.

MARKET PRICE AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock trades on the Nasdaq SmallCap Market system under the symbol GGGO. The following information sets forth the high and low bid quotations in dollars per share for the Company's common stock as reported by the Nasdaq SmallCap Market.

                                                 Low        High
1997
First Quarter (through March 31, 1997)          $2.06       $3.13
Second Quarter (through June 30, 1997)           1.88        2.50
Third Quarter (through September 30, 1997)       1.50        2.31
Fourth Quarter (through December 31, 1997)       1.38        2.03

1998
First Quarter (through March 31, 1998)          $1.53       $2.38
Second Quarter (through June 30, 1998)           1.88        2.81
Third Quarter (through September 30, 1998)       1.13        2.72
Fourth Quarter (through December 31, 1998)       1.13        1.81

1999
First Quarter (through March 31, 1999)          $0.78       $1.75
Second Quarter (through [RECORD DATE])          $[__]       $[__]

         On [RECORD DATE], 1999 there were [787] stockholders of record for the Company's common stock. The Company estimates that there are approximately [3,700] beneficial owners of the Company's common stock.

         No dividends have been declared or paid on the Common Stock since the Company's incorporation.

         On May 24, 1999, the last trading day preceding the public announcement that Buyer had reached an agreement with the Company, ACX and GTC to acquire 100% of the Common Stock, the high and low sale prices of the Common Stock as reported by the Nasdaq SmallCap Market were $2.0312 and $1.875. On [DAY BEFORE RECORD DATE], 1999, the last trading day prior to the date of this Proxy Statement, the high and low sale prices of the Common Stock, as reported by the Nasdaq SmallCap Market, were $[HIGH] and $[LOW]. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE COMMON STOCK.

FORWARD LOOKING STATEMENTS

         This Proxy Statement, including the Exhibits attached hereto, contains forward-looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in the Company's business, including, but not limited to, the possible inability to obtain regulatory approvals required to consummate the Merger, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference to this Proxy Statement.

                          INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP serves as the Company's independent auditors. A representative of PricewaterhouseCoopers will be at the Special Meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                              OTHER MATTERS

         The Board of Directors knows of no other matter to be acted upon at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy card as proxies by the holders of Common Stock will vote thereon in accordance with their best judgment.

                           AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the

SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Golden Genesis is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the SEC. The SEC maintains a Web Site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, material filed by Golden Genesis can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 is incorporated herein by reference, as permitted by the rules and regulations of the SEC.

                        STOCKHOLDER PROPOSALS

         Under the rules of the SEC, any Company stockholder who wishes to submit a proposal for presentation at the Company's 1999 Annual Meeting of Stockholders (if the Merger has not been consummated prior to the date that Meeting is to be held) must submit the proposal to the Company at its principal executive offices, Attention: Secretary. The proposal must be received no later than September 30, 1999 for inclusion, if appropriate, in the Company's proxy statement and form of proxy card relating to the 1999 Annual Meeting. Proposals which the Company's stockholders intend to present at the 1999 Annual Meeting of Stockholders (if such a meeting is held) pursuant to Rule 14a-8 promulgated under the Exchange Act and wish to have included in the Company's proxy materials relating to that meeting must be received by the Company a reasonable time prior to the date that the Company distributes the proxy materials to its stockholders. Under the rules of the SEC, if a stockholder fails to notify the Company of its intention to bring a non-Rule 14a-8 proposal before the 1999 Annual Meeting within a reasonable time prior to the date that the Company distributes the proxy materials relating to such meeting to its stockholders, then the proxy card solicited by the Board of Directors of Golden Genesis may grant discretionary voting authority to the proxies named in the proxy card with respect to the non-Rule 14a-8 proposal.

BY ORDER OF THE BOARD OF DIRECTORS



Jeffrey C. Brines
Secretary

       A

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

by and among

GOLDEN GENESIS COMPANY

GGC ACQUISITION COMPANY

and

KYOCERA INTERNATIONAL, INC.

Dated as of May 26, 1999

TABLE OF CONTENTS

                                                                         Page

ARTICLE I  THE MERGER                                                      3
1.1.   THE MERGER.                                                         3
1.2.   EFFECTIVE TIME.                                                     3
1.3.   CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.   3
1.4.   DIRECTORS OF SURVIVING CORPORATION.                                 3
1.5.   COMPANY DELIVERIES.                                                 3
1.6.   PARENT AND BUYER CLOSING DELIVERIES.                                4
ARTICLE II   CONVERSION OF COMPANY COMMON STOCK                            5
2.1.   EFFECT ON COMPANY COMMON STOCK AND BUYER'S CAPITAL STOCK.           5
2.2.   COMPANY OPTION PLANS                                                5
2.3.   CONSUMMATION OF THE MERGER.                                         5
ARTICLE III   DISSENTING SHARES; PAYMENT FOR SHARES                        6
3.1.   DISSENTING SHARES.                                                  6
3.2.   PAYMENT FOR SHARES.                                                 6
ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                 8
4.1.   ORGANIZATION.                                                       8
4.2.   CAPITALIZATION.                                                     8
4.3.   AUTHORITY.                                                          9
4.4.   SEC DOCUMENTS; FINANCIAL STATEMENTS.                               10
4.5.   FINANCIAL CONDITION.                                               10
4.6.   LITIGATION.                                                        11
4.7.   COMPLIANCE WITH APPLICABLE LAW.                                    11
4.8.   TAXES.                                                             11
4.9.   TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS.                  12
4.10.   EMPLOYEE BENEFIT PLANS; ERISA.                                    12
4.11.   ENVIRONMENTAL MATTERS.                                            14
4.12.   ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY.                     15
4.13.   SYSTEMS AND SOFTWARE; YEAR 2000.                                  17
4.14.   LABOR MATTERS.                                                    17
4.15.   AGREEMENTS.                                                       18
4.16.   INSURANCE.                                                        19
4.17.   SUPPLIERS AND CUSTOMERS.                                          19
4.18.   BOOKS AND RECORDS.                                                19
4.19.   BANKING FACILITIES.                                               19
4.20.   DELAWARE SECTION 203.                                             20
4.21.   BROKER'S FEES.                                                    20
4.22.   REPRESENTATIONS AND WARRANTIES.                                   20

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER            20
5.1.   ORGANIZATION.                                                      20
5.2.   AUTHORITY.                                                         20
5.3.   NO VIOLATIONS; CONSENTS AND APPROVALS                              21
5.4.   BROKER'S FEES.                                                     21
5.5.   REPRESENTATIONS AND WARRANTIES.                                    21
ARTICLE VI   COVENANTS                                                    21
6.1.   CONDUCT OF BUSINESS OF THE COMPANY.                                21
6.2.   NO SOLICITATION.                                                   24
6.3.   ACCESS TO INFORMATION; CONFIDENTIALITY.                            25
6.4.   REASONABLE BEST EFFORTS; OTHER ACTIONS.                            25
6.5.   PUBLIC ANNOUNCEMENTS AND OTHER COMMUNICATIONS.                     26
6.6.   NOTIFICATION OF CERTAIN MATTERS; REPORTING.                        26
6.7.   EXPENSES.                                                          27
6.8.   HSR ACT FILINGS.                                                   27
6.9.   STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.              28
6.10.   INFORMATION.                                                      28
6.11.   ENVIRONMENTAL ASSESSMENTS.                                        29
ARTICLE VII   CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER  30
7.1.   STOCKHOLDER APPROVAL.                                              30
7.2.   NO ACTION OR PROCEEDING.                                           30
7.3.   MAILING OF PROXY STATEMENT.                                        30
7.4.   HSR ACT.                                                           30
7.5.   GOLDEN, COLORADO OFFICE                                            30
ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER          31
8.1.   REPRESENTATIONS AND WARRANTIES.                                    31
8.2.   MATERIAL ADVERSE CHANGE.                                           31
8.3.   SATISFACTION OF CLOSING OBLIGATIONS.                               31
8.4.   DISSENTING SHARES.                                                 31
8.5.   COMPLIANCE WITH COVENANTS.                                         31
8.6.   THIRD PARTY CONSENTS.                                              31
ARTICLE IX   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY                 32
9.1.   REPRESENTATIONS AND WARRANTIES.                                    32
9.2.   COMPLIANCE WITH COVENANTS.                                         32
9.3.   SATISFACTION OF CLOSING OBLIGATIONS.                               32

ARTICLE X   TERMINATION AND ABANDONMENT                                   32
10.1.   TERMINATION.                                                      32
10.2.   TERMINATION BY PARENT OR BUYER.                                   33
10.3.   TERMINATION BY THE COMPANY.                                       34
10.4.   PROCEDURE FOR TERMINATION.                                        34
10.5.   EFFECT OF TERMINATION.                                            34
10.6.   TERMINATION FEE.                                                  34
10.7.   TOPPING FEE.                                                      35
10.8.   REMEDIES.                                                         35
ARTICLE XI   MISCELLANEOUS                                                36
11.1.   AMENDMENT AND MODIFICATION.                                       36
11.2.   WAIVER.                                                           36
11.3.   SURVIVABILITY.                                                    36
11.4.   NOTICES.                                                          36
11.5.   ASSIGNMENT.                                                       37
11.6.   GOVERNING LAW.                                                    37
11.7.   COUNTERPARTS.                                                     37
11.8.   INTERPRETATION.                                                   37
11.9.   ENTIRE AGREEMENT.                                                 38


Exhibits

Exhibit A   Certificate of Incorporation of Surviving Corporation
Exhibit B   Stock Option Cancellation Agreement

AGREEMENT AND PLAN OF MERGER

Preamble AGREEMENT AND PLAN OF MERGER, dated as of May 26, 1999 (the "Agreement"), by and among GOLDEN GENESIS COMPANY, a Delaware corporation (the "Company"), GGC ACQUISITION COMPANY, a Delaware corporation ("Buyer"), and KYOCERA INTERNATIONAL, INC., a California corporation ("Parent").

RECITALS:
WHEREAS, Buyer is a wholly owned subsidiary of Parent;
WHEREAS, the Boards of Directors of Buyer, Parent and the Company have each approved the merger of Buyer with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

WHEREAS, Hanifen, Imhoff Inc., the Company's financial advisor, has rendered to the Board of Directors of the Company (the "Board") its written opinion that the Merger Price to be received by the stockholders of the Company pursuant to the Merger (as such terms are hereinafter defined) is fair to such stockholders from a financial point of view; and

WHEREAS, the Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger is in the best interests of the stockholders of the Company, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

DEFINITIONS. The following terms used herein shall have the meanings ascribed in the indicated sections:

Acquisition Transaction                6.2(a)
Advisors                               6.7
Agreement                              Preamble
Board                                  RECITALS
Buyer                                  Preamble
Certificate of Merger                  1.2
Certificates                           3.2(a)
Closing                                1.2
Code                                   4.8
Company                                Preamble
Company Agreements                     1.5(b)(i)
Company Balance Sheet                  4.5(b)
Company Common Stock                   2.1(a)
Company Material Contracts             4.15
Company Permits                        4.7
Company Preferred Stock                4.2

Company Right of First Refusal         6.2(a)
Contracts                              4.15
Delaware Secretary of State            1.2
DOJ                                    4.3(b)
DGCL                                   RECITALS
Disclosure Letter                      ARTICLE IV
Dissenting Shares                      3.1
Effective Time                         1.2
Employee Benefit Plan                  4.10(a)
Environmental Laws                     4.11
ERISA                                  4.10(a)
ERISA Affiliate                        4.10(b)
Exchange Act                           4.3(b)
Exchange Offer                         10.2
FTC                                    4.3(b)
Financial Statements                   4.5(a)
Hazardous Substances                   4.11
HSR Act                                4.3(b)
Intellectual Property                  4.12(c)
Majority Shareholder                   3.2(b)
Material Adverse Effect                11.8
Merger                                 1.1
Merger Deadline                        10.1
Merger Price                           2.1(a)
Multi-employer Plan                    4.10(a)
Option                                 2.2(a)
Option Plans                           2.2(a)
Order                                  4.3(b)
Parent                                 Preamble
Paying Agent                           3.2(a)
Pension Plan                           4.10(a)
Permitted Liens                        4.12(a)
Plans                                  4.10(a)
Proxy Statement                        6.9(b)
Real Property                          4.12(b)
RPI Purchase Agreement                 1.5(b)(vii)
SEC                                    4.3(b)
SEC Documents                          4.4
Securities Act                         10.2
Site Assessments                       6.11(a)
Subsidiary                             11.8
Surviving Corporation                  1.1
Systems                                4.13(a)
Tax                                    4.8
Tender Offer                           10.2

Welfare Plan                           4.10(a)
Year 2000 Compliance                   4.13(b)

ARTICLE I

THE MERGER

1.1. THE MERGER. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time, Buyer shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects on the Company and Buyer as provided under the DGCL. At the Effective Time, the separate existence of Buyer shall cease, and the name of the Surviving Corporation shall be Golden Genesis Company, until thereafter changed as provided by law.

1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, ARTICLE VIII and
ARTICLE IX hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California, or such other place as the Company and Parent shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
ARTICLE VII, ARTICLE VIII and ARTICLE IX hereof.

1.3. CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth in Exhibit A hereto, and, as so amended, such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation effective as of the Effective Time until thereafter amended as provided by law. The Bylaws of Buyer in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time until thereafter amended as provided by law.

1.4. DIRECTORS OF SURVIVING CORPORATION. Subject to applicable law, the initial directors of the Surviving Corporation upon the effectiveness of the Merger at the Effective Time shall be those persons who are the directors of Buyer immediately prior to the Effective Time, to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.5. COMPANY DELIVERIES.

(a) Signing Deliveries. On the date hereof, the Company has or has caused to be delivered to Parent and Buyer (i) the Disclosure Letter, and (ii) a Bill of Sale and Assignment, among the Company and the other parties thereto.

(b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, the Company shall deliver or otherwise make available to Parent and Buyer:

(i) certified resolutions of the Board approving the Merger, this Agreement, all other agreements and instruments executed and delivered by the Company pursuant to the terms hereof (the "Company Agreements"), and the transactions contemplated hereby and thereby;

(ii) certified resolutions duly adopted by the holders of a majority of the outstanding shares of Company Common Stock approving the Merger and this Agreement;

(iii) a certificate of the secretary of the Company certifying as to the Company's and the Subsidiaries' respective certificates of incorporation, bylaws and incumbency of officers immediately prior to the Effective Time;

(iv) resignations by each current member of the Board, each effective as of the Effective Time;

(v) the minute books of the Company;

(vi) stock certificates representing all issued and outstanding shares of capital stock of the Subsidiaries and the stock ledger and other stock records (including all cancelled stock certificates) and minute books of each Subsidiary;

(vii) the stock certificates representing 150,000 shares of Company Common Stock pledged by the sellers (the "Pledged Shares") named in that certain Share Purchase Agreement dated July 21, 1998, among the Company, Remote Power, Inc. and such sellers (the "RPI Purchase Agreement") as security for performance of such sellers' indemnification obligations, and any stock assignments or stock powers previously delivered to the Company with respect to the Pledged Shares, subject, however, to any prior release thereof in accordance with the terms of the RPI Purchase Agreement and the respective Security Agreement and Collateral Assignment related to such Pledged Shares; and

(viii) a good standing certificate issued by the Maryland Secretary of State, including tax good standing, for Integrated Power Corporation.

1.6. PARENT AND BUYER CLOSING DELIVERIES. At the Closing and subject to the terms and conditions of this Agreement, Parent and Buyer shall each deliver to the Company: (i) certified resolutions of its respective board of directors and certified resolutions of the sole stockholder of Buyer, each approving the Merger, this Agreement and the transactions contemplated hereby; and (ii) a certificate of its respective secretary certifying as to its respective incumbency of officers as of the Effective Time.

ARTICLE II

CONVERSION OF COMPANY COMMON STOCK

2.1. EFFECT ON COMPANY COMMON STOCK AND BUYER'S CAPITAL STOCK.
(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the Company's common stock, par value $.10 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares held in the treasury of the Company or by any wholly owned Subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than any Dissenting Shares (as defined in Section 3.1 hereof)) shall be converted into the right to receive $2.33 net to the holder in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, as set forth in Section 3.2 hereof.
(b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into 17,152,948 fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation.

2.2. COMPANY OPTION PLANS

(a) The Company and the Board shall take all actions necessary to cause (a) each option to purchase shares of Company Common Stock (an "Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, to be canceled at the Effective Time by virtue of the Merger, and
(b) the plans of the Company and the Subsidiaries providing for Options ("Option Plans") to terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of the Subsidiaries of any interest in respect of the capital stock of the Company or any of the Subsidiaries to be terminated as of the Effective Time. Without limiting the generality of the foregoing, the Company and the Board shall have given all requisite notices under all Option Plans and any agreements with respect to any Option, accelerated the vesting of Options and given holders of Options the requisite opportunity to exercise as is required, in each case, such that following the Effective Time no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any Subsidiary.

(b) Upon delivery to Parent on the business day prior to the date of the Effective Time of an executed Stock Option Cancellation Agreement, in the form of Exhibit B hereto, a holder of an Option outstanding immediately before the Effective Time shall receive from the Company an amount equal to the product of
(i) the excess, if any, by which the Merger Price exceeds the exercise price of the Option and (ii) the number of Shares subject to the Option, such amount to be paid to the holder by bank check at the Effective Time.

2.3. CONSUMMATION OF THE MERGER. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, ARTICLE VIII and ARTICLE IX hereof, (a) the Surviving Corporation shall execute in the manner required by the

DGCL and file with the Delaware Secretary of State the Certificate of Merger and (b) the parties shall take such other and further actions as may be required by law to make the Merger effective.

ARTICLE III

DISSENTING SHARES; PAYMENT FOR SHARES

3.1. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price, as provided in Section
2.1 hereof, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL.
If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

3.2. PAYMENT FOR SHARES.
(a) From and after the Effective Time, a bank or trust company designated by Parent and approved by the Company in its reasonable discretion shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price for certificates formerly representing shares of Company Common Stock and entitled to payment of the Merger Price pursuant to Section 2.1 hereof (the "Certificates"). At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by this Section 3.2 and Section 2.1 hereof.

(b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates (other than Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Merger Price multiplied by the number of shares of Company Common Stock formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Said payment (i) if requested by Golden Technologies Company, Inc., a Colorado corporation ("Majority Shareholder"), at least one (1) business day prior to the Closing, shall, upon delivery of Majority Shareholder's Certificate(s) at the Closing, be paid to Majority Shareholder on the date of the Closing, by wire transfer in immediately available funds, subject to Section 3.2(d) below and (ii) if requested by any holder of a Certificate who is an officer or director of the Company at least two (2) business days prior to the Closing, shall, upon delivery of such holder's Certificate(s) at the Closing, be paid to such holder at the Closing by delivery to such holder of a cashier's check subject to Section 3.2(d) below. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest shall be paid or accrued on such Merger Price.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing a share or shares of Company Common Stock (other than Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, without interest, as provided in this ARTICLE III hereof subject to applicable law in the case of Dissenting Shares.

(d) The Merger Price shall be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 3.2(e) hereof, stock transfer taxes payable by such holder.

(e) If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable.

(f) Promptly following the date which is one hundred eighty (180) days after the Effective Time, the Paying Agent shall deliver to Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share or shares of Company Common Stock (other than Certificates representing Dissenting Shares and Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Buyer as follows, except as disclosed by the Company to Parent and Buyer in a Disclosure Letter dated of even date herewith (the "Disclosure Letter"):

4.1. ORGANIZATION. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and the Company and each of the Subsidiaries has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. The Company and each of the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except for such jurisdictions where the failure to so qualify or be licensed would not have any Material Adverse Effect (as defined in Section 11.8) on the Company or any of the Subsidiaries. Section 4.1(a) of the Disclosure Letter lists (a) the names of all of the Company's Subsidiaries, and (b) the jurisdiction of incorporation or formation (as applicable) of each such Subsidiary. Section 4.1(b) of the Disclosure Letter sets forth all of the jurisdictions in which the Company and the Subsidiaries are qualified to do business as foreign corporations. Copies of the Certificate of Incorporation and Bylaws of the Company and the articles or certificate of incorporation and bylaws of each of the Subsidiaries, including all amendments, have been made available to Parent and such copies are accurate and complete.

4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares, of which 25,000,000 are shares of common stock, each par value $.10 per share, and 5,000,000 are shares of preferred stock ("Company Preferred Stock"), each par value $.001 per share. Section 4.2(a) of the Disclosure Letter lists the following information as of the date hereof: the capitalization of each Subsidiary and the number of shares of each Subsidiary's capital stock owned by the Company. The Company owns directly all of the outstanding capital stock of each Subsidiary (except that 1 share (or quota) of Golden Genesis do Brasil Energia Renovavel, Ltda. is owned by an individual who is a citizen of Brazil, the laws of which require that a citizen of that country be the holder of at least 1 quota of each corporation formed under the laws thereof), free and clear of any lien, claim or encumbrance and neither the Company nor any Subsidiary is a partner or member of any partnership, joint venture, limited liability company or similar entity. As of April 30, 1999, there were 17,152,948 shares of Company Common Stock issued and outstanding (excluding shares held in the Company's treasury) and no shares of Company Preferred Stock issued and outstanding, and as of the date hereof, an aggregate of 1,169 shares of Company Common Stock and no shares of Company Preferred Stock are held in the Company's treasury. All issued and outstanding shares of Company Common Stock and all issued and outstanding shares of capital stock of each Subsidiary, are duly authorized and validly issued, fully paid, nonassessable and, except as set forth in Section 4.2(b) of the Disclosure Letter, free of preemptive rights with respect thereto. As of the date hereof, there were outstanding options to purchase 3,190,697 shares of Company Common Stock under the Option Plans and no options to purchase shares of Company Common Stock not subject to any Option Plan and the Company has provided to Parent complete and accurate copies of each Option Plan and copies of all stock option agreements entered into by the Company. There is no restricted stock outstanding or available under the Option Plans. Section 4.2(c) of the Disclosure Letter contains a list of all Options outstanding, indicating for each: (a) the name of the grantee, (b) the grant date, (c) whether it was issued under an Option Plan, and if so, which Option Plan, and (d) the exercise price. Except for Options listed in Section 4.2(c) of the Disclosure Letter (which shall be canceled as provided in Section 2.2 hereof) and any shares of Company Common Stock issued upon exercise of such Options, the foregoing 17,152,948 shares of Company Common Stock (excluding shares held in the Company's treasury), and the shares of capital stock of each Subsidiary listed in Section 4.2(a) of the Disclosure Letter, there are not as of the date hereof, and at all times hereafter through the Effective Time there will not be (i) any shares of capital stock or other securities or other equity interests of the Company or any Subsidiary issued or outstanding, (ii) any options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of the Subsidiaries to issue, transfer, sell or vote any shares of its capital stock or (iii) any other securities convertible into or evidencing the right to subscribe for any such shares.

4.3. AUTHORITY.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board, and, other than approval by the Company's stockholders, no other corporate proceedings are necessary to authorize this Agreement or the Company Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Company Agreements have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

(b) Except as otherwise disclosed in Section 4.3(b) of the Disclosure Letter and except for: (i) the compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of Notification and Report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may hereafter be amended from time to time (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") with respect to the transactions contemplated herein, (iii) the obtaining of the requisite approval of the stockholders of the Company, (iv) the filing of the Certificate of Merger with the Delaware Secretary of State, (v) the filing with, and approval of, the Nasdaq Stock Market and the Securities and Exchange Commission (the "SEC") with respect to the delisting and deregistration of the Company Common Stock, the execution and delivery by the Company of this Agreement and the Company Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Certificate or Articles of Incorporation or Bylaws of the Company or any Subsidiary; (b) violate in any material respect any applicable law or order, writ, injunction or decree (each, and "Order") or the rules or regulations of any nongovernmental self-regulatory agency by which the Company or any Subsidiary or any of their respective properties or assets may be bound; (c) require any filing by the Company with or permit, consent, or approval to be obtained by the Company from any governmental authority or any nongovernmental self-regulatory agency by which the Company or any of their respective properties or assets may be bound; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien or other encumbrance on any of the properties or assets of the Company or any Subsidiary under, any of the terms, conditions, or provisions of any Contract or Company License, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that could not reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Material Adverse Effect.

4.4. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1995, the Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been provided or made available, except to the extent prohibited by law, that were required to be filed with the SEC. All such reports, registrations and filings are collectively referred to as the "SEC Documents". As of their respective filing dates, each of the SEC Documents (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC (or was amended so as to be so promptly following discovery of any such noncompliance) and none of such SEC Documents (as the same may have been so amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5. FINANCIAL CONDITION.
(a) Financial Statements. The Company has provided or made available to Parent complete and accurate copies of (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1998, December 31, 1997, and August 31, 1996, the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, certified by the Company's independent certified public accountants, whose reports thereon are included therewith (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the Company and the Subsidiaries; (ii) were prepared in accordance with United States generally accepted accounting principles; and (iii) fairly present the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby.

(b) Undisclosed Liabilities. Except (i) as reflected or reserved against on the audited consolidated balance sheet of the Company as of December 31, 1998 (the "Company Balance Sheet"), (ii) as disclosed or reflected in the SEC Documents,
(iii) as disclosed in Section 4.5(b) of the Disclosure Letter, and (iv) for current liabilities for trade or business obligations incurred since December 31, 1998 in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has (a) incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) made any changes in accounting methods, principles or practices or (c) declared, set aside or paid any dividend or other distribution with respect to its capital stock. Since December 31, 1998, each of the Company and the Subsidiaries has conducted its operations according to its ordinary course of business consistent with past practice.

4.6. LITIGATION.  Except as disclosed by the Company in the SEC Documents or in
Section 4.6 of the Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties or assets before any court or governmental authority, nor, to the knowledge of the Company, are there any facts that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in Section 4.6 of the Disclosure Letter, neither the Company nor any of the Subsidiaries is subject to any outstanding Order.

4.7. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by the Company in the SEC Documents or in Section 4.7 of the Disclosure Letter, the Company and the Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (including, without limitation, all of those required under Environmental Laws) (the "Company Permits"). Except as disclosed by the Company in the SEC Documents or in Section 4.7 of the Disclosure Letter, the Company and the Subsidiaries have in all material respects complied with and are in all material respects in compliance with the terms of the Company Permits and all applicable laws, ordinances, regulations or Orders, and no material capital expenditures will be required in order to insure continued compliance therewith. Except as disclosed by the Company in the SEC Documents, no investigation by any governmental authority with respect to the Company or any of the Subsidiaries is pending or, to the Company's knowledge, threatened nor has any governmental authority indicated an intention to conduct the same, and except as disclosed in Section 4.7 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened proceedings by or before any governmental authority which involve new special assessments, assessment districts, bonds, taxes, condemnation actions, applicable laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Material Adverse Effect.

4.8. TAXES. Each of the Company and the Subsidiaries has filed, or caused to be filed, all material federal, state, local and foreign income and other material tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, other than such Taxes as are being contested in good faith and for which adequate reserves have been established. Each such tax return filed by the Company and each Subsidiary fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for material Taxes, including the Tax bases of its properties and assets. Except as disclosed in Section 4.8 of the Disclosure Letter, the Company and each of the Subsidiaries has paid or will timely pay all Taxes due with respect to any period ending at or prior to the Effective Time, or where the payment of Taxes is not yet due, has established, or with respect to Taxes incurred after the date hereof will timely establish in accordance with past practices, an adequate accrual in accordance with generally accepted accounting practices. Except as disclosed in Section 4.8 of the Disclosure Letter, there are no claims, assessments or audits pending, or to the Company's knowledge threatened, against the Company or the Subsidiaries for any alleged deficiency in any Tax. Neither the Company nor any Subsidiary has waived or extended any applicable statute of limitations to assess any Taxes. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. There are no liens for any Taxes upon the assets of the Company or any of the Subsidiaries (other than statutory liens for Taxes not yet due and payable and liens for real estate taxes being contested in good faith). Neither the Company nor any of the Subsidiaries is a party to, is bound by or has any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of taxes. Neither the Company nor any of the Subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") nor has any such corporation agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code). The Company has delivered to Parent true and correct copies of all federal and state income tax returns of the Company and the Subsidiaries for the last five complete fiscal years.

4.9. TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS. Section 4.9 of the Disclosure Letter contains a complete and accurate list of each (a) written employment or severance agreement to which the Company or any Subsidiary is a party; and (b) written agreement, plan or arrangement to which the Company or any Subsidiary is a party under which any person may receive payments that may be subject to tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code. Except as set forth in Section 4.9 of the Disclosure Letter, since December 31, 1998, neither the Company nor any of the Subsidiaries has entered into or amended any written employment or severance agreement with any director, officer or other employee of the Company or any of the Subsidiaries or granted any severance or termination pay to any director, officer or employee of the Company or any of the Subsidiaries.

4.10. EMPLOYEE BENEFIT PLANS; ERISA.

(a) Neither the Company nor any Subsidiary maintains, administers, contributes to or has any liability under, and has not maintained, administered, contributed to or had any liability under any: employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan") (including any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA ("Multiemployer Plan")); employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or bonus, stock, stock purchase, or stock option plan, deferred compensation plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Pension Plans, Welfare Plans and Employee Benefit Plans described in Section 4.10(a) of the Disclosure Letter. The Pension Plans, Welfare Plans and Employee Benefit Plans (whether or not listed in any part of the Disclosure Letter) shall be collectively referred to herein as the "Plans".

(b) None of (i) the Company, (ii) any Subsidiary or (iii) any other corporation or business which is now or at the relevant time was an affiliate of the Company or a Subsidiary, as determined under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) maintains, administers, contributes to or has any liability under any Pension Plan subject to the minimum funding standards set forth in Section 412 of the Code or subject to Title IV of ERISA; or (ii) has ever maintained, administered, contributed to or had any liability under any Pension Plan subject to either the Code Section 412 minimum funding standards or Title IV of ERISA, other than a terminated Pension Plan as to which all liabilities have been satisfied in full.

(c) Except as set forth in Section 4.10(c) of the Disclosure Letter, all Plans and related trusts, insurance contracts or other funding arrangements have been maintained and administered in all material respects in compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Without limiting the generality of the preceding sentence, no Plan fiduciary who is or was an officer or employee of the Company or who is or was otherwise affiliated with the Company has engaged in a prohibited transaction or other wrongdoing in respect of any Plan. Each Pension Plan which is intended to be qualified under Code Section 401(a) has been administered in material compliance with such requirements and has received a post-Tax Reform Act of 1986 determination letter from the IRS that such Pension Plan satisfies the requirements of Section 401(a) of the Code.

(d) All contributions to Plans (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or arrangement or by operation of law, have been made by the due date thereof (including all applicable extensions). Without limiting the foregoing, contributions with respect to all current Plan years (i.e., from the first day of the current plan year to the Closing Date) shall be made or accrued prior to the Closing Date by Company and/or the Subsidiaries, as applicable, with respect to each Pension Plan. With respect to all other Welfare Plans and Employee Benefit Plans, all required (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements. None of the Plans has any material unfunded liabilities which are not reflected on the financial statements of the Company. Except as set forth in Section 4.10(d) of the Disclosure Letter, neither the Company nor any of the Subsidiaries has any plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

(e) The Company has provided to Parent true and complete copies of: (i) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) any pending applications, filings or notices with respect to any of the Plans with the IRS, the pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the last two financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto. As to each Plan which provides health or medical benefits or which provides uninsured benefits not prefunded through a trust, the Company has provided true and complete information to Parent regarding the following: (i) the amount of annual claims under each Plan for the past three (3) fiscal years,
(ii) pending claims under each Plan, (iii) anticipated claims with respect to events which have occurred prior to the date hereof and with respect to which the Company has received notice from third parties or otherwise is aware of and any other information known to the Company which the Company could reasonably provide to Parent to enable Parent to evaluate the Company's or a Subsidiary's potential liability under each Plan.

(f) There are no pending or, to the Company's or any Subsidiary's knowledge, threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans (or against the Company or any Subsidiary with respect to a Plan) by any employee or beneficiary covered under any Plans or otherwise involving any Plans (other than routine claims for benefits); and the Company and the Subsidiaries have no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations.

(g) Except as provided for in this Agreement or as disclosed in Section 4.9 or 4.10(g) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer or employee of the Company, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or increased benefit, or (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefit due any such director, employee or officer.

(h) No governmental agency has initiated an examination, audit or investigation of a Plan which has not been completed without a finding of Company liability and without a Company obligation to take corrective action(s).

(i) No Pension Plan provides for any optional form of benefit protected under
Section 411(d)(6) of the Code and the regulations thereunder which is not expressly set forth in the current plan document.

(j) Neither the Company nor any Subsidiary maintains any plan or arrangement which provides for retiree health or other welfare benefits, except as required by COBRA.

(k) Neither the Company nor any Subsidiary currently or in the past participated in a Multiemployer Plan.

4.11. ENVIRONMENTAL MATTERS. Except as set forth in the SEC Documents, each of the Company and the Subsidiaries has been and presently is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined). No asbestos in a friable condition, equipment containing polychlorinated biphenyls, or leaking underground or above-ground storage tanks are contained in or located at any facility currently owned, leased or controlled by the Company or any of the Subsidiaries, nor was any of the foregoing contained in or located at any facility previously owned, leased or controlled by the Company or any of the Subsidiaries during the period of such ownership, tenancy or control. Neither the Company nor any Subsidiary has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of the Subsidiaries, any Hazardous Substances, and to the Company's knowledge, no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of the Subsidiaries, any Hazardous Substances, except in each case for quantities of cleaning, pest control and office supplies and other chemicals used in the ordinary course of business and used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and non-hazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on real property owned, used or leased by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or the Subsidiaries that have resulted in or could reasonably be expected to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws and there is no pending civil or criminal litigation, notice of violation or administrative proceeding involving the Company or any of the Subsidiaries and relating in any way to any Environmental Law. For purposes of this Section 4.11, (a) "Environmental Laws" mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic, or other substance listed or regulated under federal, state or local environmental statutes, rules, ordinances, or Orders, including (i) "hazardous substance" as defined in 42 U.S.C. Section 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

4.12. ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY.

(a) Each of the Company and each Subsidiary owns or has rights to use all assets (tangible and intangible) necessary to permit it to conduct its business as it is currently being conducted. Except as disclosed in Section 4.12(a) of the Disclosure Letter, the Company and each Subsidiary has good and marketable title to each item of its property (other than Real Property) owned by it, free and clear of all liens, other than Permitted Liens. The term "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith,
(ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by Parent or Buyer, (iv) liens, encumbrances, mortgages and security interests of record or securing indebtedness described in the SEC Documents and (v) easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the business or the Company or any of the Subsidiaries.

(b) Section 4.12(b) of the Disclosure Letter contains an accurate list and general description of all real property owned or leased by the Company or any of the Subsidiaries ("Real Property"), together with a list of all leases or other agreements, and all amendments thereto, under which the Company or any Subsidiary has any interest or estate in real property.

The Company and the
Subsidiaries have good and marketable title to the Real Property they respectively own, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease; (ii) current taxes (including assessments collected with taxes) not yet due and payable; (iii) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use of the property subject thereto or affected thereby; and (iv) other matters as described in Section 4.12(b) of the Disclosure Letter. The Company and the Subsidiaries have valid leasehold interests in the Real Property they respectively lease, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (i) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease;
(ii) title exceptions affecting the fee estate of the lessor under such leases; and (iii) other matters as described in Section 4.12(b) of the Disclosure Letter. Except as set forth in Section 4.12(b) of the Disclosure Letter, the Company and the Subsidiaries enjoy quiet possession under all leases to which either is the lessee and all of such leases are valid and in full force and effect. The Company has not received notice of and does not otherwise have knowledge of any condemnation, requisition or taking by any public authority of all or any portion of the Real Property. All of the buildings, fixtures and other improvements constituting a part of any Real Property are in good operating condition and repair, normal wear and tear excepted.

(c) As used herein, "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, proprietary rights and copies and tangible embodiments thereof (in whatever form or medium). Except as set forth on Section 4.12(c) of the Disclosure Letter, neither the Company nor any Subsidiary has licensed or encumbered any of its Intellectual Property to any third-party, nor have any other distribution rights been granted by the Company or any Subsidiary to a third-party. Except as set forth on Section 4.12(c) of the Disclosure Letter, the Company has not entered into any agreement which restricts or affects the use and/or location of use of any of its Intellectual Property.

(d) Except as identified in Section 4.12(d) of the Disclosure Letter (i) each trademark registration included in the Intellectual Property exists and is owned by the Company or the Subsidiaries and has been maintained in good standing;
(ii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of the Subsidiaries, and has been maintained in good standing; (iii) each copyright registration included in the Intellectual Property exists and is owned by the Company or the Subsidiaries; or(iv) to the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or related goods and in any geographic area, any mark, logo, name, symbol, device, or slogan which is identical or confusingly similar to any of the trademarks included in the Intellectual Property or which could serve to dilute the distinctiveness of such trademarks.

4.13. SYSTEMS AND SOFTWARE; YEAR 2000.

(a) Each of the Company and the Subsidiaries owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of the Company and the Subsidiaries as presently conducted (collectively, "Systems"). To the Company's knowledge, each System owned or used by the Company or the Subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company or the Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by the Company or the Subsidiaries pursuant to lease, license, sublicense, agreement or permission, to the Company's knowledge: (a) the lease, license, sublicense, agreement, or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;
(c) no party to any such lease, license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and (d) no party to any such lease, license, sublicense, agreement, or permission has repudiated any provision thereof.

(b) To the Company's knowledge, the Company and the Subsidiaries have taken reasonable and practicable steps to identify, address and remediate problems of
(a) all software, hardware and Systems material to the business of the Company and each Subsidiary and (b) software and systems of all customers, suppliers and vendors that are material to the business of the Company and each Subsidiary (including systems and equipment with which each such person's systems interface) relating to Year 2000 Compliance (as hereinafter defined). Except for such remediation as may be necessary, the cost of which will not result in any Material Adverse Effect, the computer and management information systems of the Company and each Subsidiary are and, with ordinary course upgrading and maintenance, will continue to be sufficient to permit the Company and each Subsidiary to conduct its respective businesses in a manner consistent with past practice. As used herein, the term "Year 2000 Compliance" means, with respect to a person, that all software, hardware, and systems utilized by or material to the business operations or financial condition of that person will properly perform date sensitive functions before, during and after the year 2000.

4.14. LABOR MATTERS. The Company has provided or made available to Parent a true and complete list of all current employees of the Company and the Subsidiaries together with each employee's age, tenure with the Company or Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee. Section 4.14(b) of the Disclosure Letter sets forth the names of all employees subject to employment agreements with the Company whose employment with the Company has terminated either voluntarily or involuntarily since January 1, 1996. Except as set forth in Section 4.14(b) of the Disclosure Letter, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the knowledge of Company attempts to unionize or controversies threatened between Company or any Subsidiary, or relating to, any of their employees that are likely to have a Material Adverse Effect. None of the Company or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. The Company and the Subsidiaries have complied in all material respects with all applicable federal and state statutes and regulations which govern the employment of labor, workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, and the Fair Labor Standards Act of 1938, as amended and the Americans with Disabilities Act.

4.15. AGREEMENTS. Section 4.15 of the Disclosure Letter sets forth a true and correct list of all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto ("Contracts"), entered into or binding upon the Company or any Subsidiary or to which any property of the Company or any Subsidiary may be subject now in effect except (i) any Contract which is required by any other Section of this Agreement to be specifically identified anywhere in the Disclosure Letter or which would be required to be disclosed therein but for specific exemptions contained in those other Sections; (ii) purchase or sales orders made in the ordinary course of their business and not involving a commitment for a duration greater than six months or an aggregate amount in excess of $250,000; (iii) any other Contract made in the ordinary course of their business and not providing for a duration in excess of six months or involving aggregate payments or potential liabilities in excess of $250,000, and (iv) any other Contract filed as an Exhibit to any SEC Document. Except as disclosed in Section 4.15 of the Disclosure Letter, as of the date hereof: (i) each Contract which is required to be identified anywhere in the Disclosure Letter by the terms and provisions of this Agreement ("Company Material Contracts") is to the knowledge of the Company the valid and binding obligation of the other contracting party enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect except as is not reasonably likely, individually or in the aggregate to have a Material Adverse Effect, (ii) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to each Company Material Contract to have been performed by it prior to the date hereof, and to the knowledge of the Company, the Company or the relevant Subsidiary will be able to fulfill, when due, all of its obligations under each Company Material Contract which remain to be performed after the date hereof,
(iii) no other contracting party to any Company Material Contract is now in material breach thereof or has breached the same in any material respect within the twelve-month period prior to the date hereof; to the knowledge of the Company, there are not now, nor have there been in the twelve-month period prior to the date hereof, any material disagreements or disputes between the Company or its relevant Subsidiary and any other party to any Company Material Contract relating to the validity or interpretation of such Company Material Contract or to the performance by any party thereunder, (iv) neither the Company nor any Subsidiary is a party to, nor bound by, any Contract, or any provision of its Articles or Certificate of Incorporation or bylaws which restricts the conduct of its business anywhere in the world, and neither the Company nor any Subsidiary is under any material liability or obligation with respect to the return of inventory or products sold by the Company or any Subsidiary which are in the possession of distributors, wholesalers, retailers or customers. To the Company's knowledge, no event has occurred which gives rise to any indemnification claim by the Company under the RPI Purchase Agreement or that certain Merger Agreement, dated January 23, 1998, among the Company, Silicon Energy Corporation and the sellers named therein.

4.16. INSURANCE. Section 4.16 of the Disclosure Letter sets forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of the Company or any of the Subsidiaries specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $50,000. Such policies and binders are in full force and effect and are in all material respects in accordance with the customary insurance requirements for the industry of the Company and each of the Subsidiaries and in compliance with all applicable laws and Orders. Neither the Company nor any of the Subsidiaries is in any material respect in default, nor since January 31, 1997 has it ever been in any material respect in default, with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Since January 31, 1997, neither the Company nor any of the Subsidiaries has received a notice of cancellation or non-renewal of any such policy or binder. Since January 31, 1997, neither the Company nor any of the Subsidiaries has been refused any insurance with respect to its properties or operations, nor has its insurance coverage ever been limited.

4.17. SUPPLIERS AND CUSTOMERS. Section 4.17 of the Disclosure Letter is a correct and current list of all suppliers and customers of the Company or any of the Subsidiaries from whom such corporation purchased or who purchased more than $250,000 of products or services from the Company or such Subsidiary during the last fiscal year, together with summaries of the sales made to each such customer during the Company's and such Subsidiary's last fiscal year. Except as disclosed in Section 4.17 of the Disclosure Letter, no single supplier or customer of the Company or any of the Subsidiaries is of material importance to the Company or such Subsidiaries.

4.18. BOOKS AND RECORDS. The Company has heretofore furnished or made available Parent for its examination the following, each of which is accurate and complete in all material respects: (i) the minute books of the Company and each of its corporate Subsidiaries containing all proceedings, consents, actions and meetings of their respective stockholders and Boards of Directors, (ii) copies of all agreements and documents referred to in the Disclosure Letter, and all other books and records of the Company and each of the Subsidiaries. Section
4.18 of the Disclosure Letter contains an accurate list of all of the incumbent officers and directors of the Company and each Subsidiary.

4.19. BANKING FACILITIES. Section 4.19 of the Disclosure Letter contains a true and complete list of: (i) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or such Subsidiary thereat, and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

4.20. DELAWARE SECTION 203. The provisions of Section 203 of the DGCL will not apply to this Agreement, as it may be amended from time, to time or any of the transactions contemplated hereby. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL, the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.

4.21. BROKER'S FEES. Neither the Company, nor any of the Subsidiaries nor any of their respective directors or officers has incurred any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Company, any of the Subsidiaries nor any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

4.22. REPRESENTATIONS AND WARRANTIES. None of the information contained in the representations and warranties of the Company set forth in this Agreement or in any certificate delivered to Parent or Buyer as contemplated by this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Each of Parent and Buyer, jointly and severally, represents and warrants to the Company, as to itself, as follows:

5.1. ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of the Certificate of Incorporation and Bylaws of Buyer have been made available to the Company.

5.2. AUTHORITY. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its certificate of incorporation and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

5.3. NO VIOLATIONS; CONSENTS AND APPROVALS

(a) Neither the execution nor delivery by it of this Agreement nor the consummation by it of the transactions contemplated herein or therein will: (i) violate any provision of its Certificate or Articles of Incorporation, bylaws or other charter documents; (ii) violate in any material respect any applicable law or Order; or (iii) constitute a violation of or a default under any Contract to which it is a party, excluding from the foregoing clauses (i) through (iii), violations, defaults, rights and losses which would not, individually or in the aggregate, prevent the consummation of any of the transactions contemplated hereby.

(b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental authority is required by it in connection with the execution and delivery of this Agreement, or the consummation by it of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of Notification and Report forms under the HSR Act with the FTC and the DOJ with respect to the transactions contemplated herein and (iv) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement.

5.4. BROKER'S FEES. It does not have any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement which will have the effect of reducing the Merger Price.
5.5. REPRESENTATIONS AND WARRANTIES. None of the information contained in its representations and warranties set forth in this Agreement or in any certificate delivered to the Company as contemplated by this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI

COVENANTS

6.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date hereof to the Effective Time, the Company shall conduct its business and shall cause the businesses of the Subsidiaries to be conducted, only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall, and shall cause each Subsidiary, to use its best commercial efforts (i) to preserve its business and organization intact, (ii) to keep available to Parent and Buyer the services of its present officers, employees, agents and independent contractors and (iii) to preserve for the benefit of Parent and Buyer the goodwill of its suppliers, customers, landlords and others having business relations with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Board will not, without the prior written consent of Parent, permit the Company or any of the Subsidiaries to:

(a) amend its certificate or articles of incorporation or bylaws (or similar constituent documents);

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for shares of Company Common Stock issued upon exercise of Options outstanding as of the date of this Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

(c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Subsidiaries;

(d) (i) incur, assume or prepay any long-term or short-term debt (except for the intercompany indebtedness set forth on Section 6.1(d) of the Disclosure Letter or short-term indebtedness not to exceed $500,000 in the aggregate) or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other entity (other than customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of the Subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien or other encumbrance thereupon, excluding Permitted Liens and liens and other encumbrances existing on the date hereof;

(e) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit or make any special or extraordinary payment to any person not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

(f) lease any assets (other than in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or the Subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or the Subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

(g) except as may be required as a result of a change in law or in generally accepted accounting principles, change its fiscal year or any of the accounting principles or practices used by it;

(h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by this Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or the Subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

(i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or in accordance with United States generally accepted accounting principles or Regulation S-X;

(j) make any tax election or settle or compromise any federal, state or local tax liability or assent to the extension of time for collection or assessment of any federal, state or local tax;

(k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

(l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company or any of the Subsidiaries;

(m) authorize or make any capital expenditure other than those described in
Section 6.1(m) of the Disclosure Letter or those made in the ordinary course of business, which expenditures shall not, in any event, individually exceed $100,000 or in the aggregate exceed $500,000; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(m) hereof or, except as contemplated by this Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made.

6.2. NO SOLICITATION.

(a) The Company shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Buyer with respect to any proposal relating to an Acquisition Transaction. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Subsidiaries or any of its or the Subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to a merger, consolidation or other business combination involving the Company or the Subsidiaries or acquisition of more than 50% of the assets of the Company and the Subsidiaries taken as a whole or the issuance, sale, disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities representing 50% or more voting control of the Company (other than securities issued pursuant to Options existing as of the date hereof) (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than Buyer, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, including, without limitation, waiving its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among Majority Shareholder, New World Power Corporation and the Company, to purchase all shares of Company Common Stock that Majority Shareholder and its subsidiaries may from time to time propose to sell (the "Company Right of First Refusal"), or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.
Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (a "Superior Proposal"), and (B) prior to furnishing such non-public information to, or entering into discussions with, such person, the Board receives from such person an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Letter Agreement re Confidentiality, dated February 5, 1999, between Parent and the Company. Nothing in this Agreement shall prevent the Company from complying with the provisions of Rule 14e-2 promulgated under the Exchange Act with respect to an Acquisition Transaction.

(b) The Company shall immediately advise Parent and Buyer in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction, including the terms of any such inquiries or proposals, and the actions taken by the Company or its agents or representatives with respect thereto, and the Company shall provide Parent with all non-public information to be provided to the person making such inquiry or proposal which Parent has not previously received from the Company, and the Company shall keep Parent informed, on a daily or more regular basis if the context requires or Parent so requests, of the status of such inquiries and proposals.

6.3. ACCESS TO INFORMATION; CONFIDENTIALITY.

(a) From the date of this Agreement until the Effective Time, the Company will give Parent and Buyer and their authorized representatives (including counsel, consultants, financial advisors, accountants, banks, financial institutions and auditors), full access during normal business hours to all properties, facilities, personnel and operations and to all books and records of the Company and the Subsidiaries, will permit Parent and Buyer and their authorized representatives to make such inspections as it may reasonably request and will cause its officers and those of the Subsidiaries to furnish Parent and Buyer and their authorized representatives with such financial and operating data and other information with respect to its business and properties as Parent and Buyer or such representatives may from time to time request; provided, that, any such inspections and examinations shall be conducted at reasonable times and under reasonable circumstances in a manner not disruptive to the Company's day-to-day operations. The Company shall give Parent and Buyer and their authorized representatives full and reasonable access to the Company's management and the Company shall permit Parent and Buyer to approach and negotiate with any or all employees of the Company and each Subsidiary, including, but not limited to, managerial staff, in an effort to persuade them to continue in the employ of the Company and each Subsidiary pending the Closing and thereafter, and the Company shall use commercially reasonable efforts to assist Parent and Buyer in such negotiations. No investigation by Parent or Buyer shall, however, diminish or obviate in any way, or affect the right of Parent or Buyer to rely upon, any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or in any other Company Agreement.

(b) Each of Parent and Buyer agrees to keep confidential and not divulge to any other party or person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the Nasdaq Market) any information received from the Company, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, each of Parent and Buyer shall promptly return, or at the election of the Company, destroy all non-public documents obtained from the Company and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the Company, confirm such destruction to the Company in writing.

6.4. REASONABLE BEST EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, each of the Company, Parent and Buyer shall use its reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the Merger and all other transactions contemplated by this Agreement, including, without limitation, using such reasonable best efforts to (a) obtain and file, as applicable, all consents, permits and approvals from and filings with any governmental authorities, nongovernmental self-regulatory agencies and from parties to any Company Material Contract which may be required in connection with the lawful consummation of the transactions contemplated hereby or the continuance of such Company Material Contract after the Closing Date, (b) substitute Parent as guarantor in the place and stead of Majority Shareholder or Majority Shareholder's sole shareholder, as the case may be, under the guaranties set forth in Section 6.4(b) of the Disclosure Letter, and (c) lift any legal bar to the Merger. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company will use its reasonable best efforts to grant such approvals and take such actions as are necessary under such laws, provisions or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

6.5. PUBLIC ANNOUNCEMENTS AND OTHER COMMUNICATIONS.

(a) Neither the Company, on the one hand, nor Parent or Buyer, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the Merger without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, that the foregoing shall not preclude any press release or public statement by the Company, on the one hand, or Parent or Buyer, on the other, required by applicable law or any obligations pursuant to any listing agreement with any national securities exchange so long as the party issuing a press release or making a public statement uses its best efforts to allow the other party to review and comment on such release or statement prior to publication or dissemination and further uses its best efforts to cause such comments to be effected.

(b) The Company shall, prior to distributing or otherwise circulating any notices, directives, or other communications directed to all or groups of customers, vendors, employees, distributors, or others associated with its business relating to the transactions contemplated by this Agreement or to the operation of business after consummation of such transactions, consult with Parent and give Parent reasonable opportunity to comment thereon.

6.6. NOTIFICATION OF CERTAIN MATTERS; REPORTING.

(a) Each of the Company, Parent and Buyer shall give prompt notice to the other party of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause either (x) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any condition set forth in ARTICLE VII, ARTICLE VIII or ARTICLE IX hereof to be unsatisfied at any time from the date hereof to the Effective Time, and
(ii) any material failure of the Company, Parent or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Without limiting the generality of the foregoing, the Company shall promptly notify Parent of the filing of any litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any material claim against the Company or any Subsidiary of which the Company becomes aware.

(b) The Company shall furnish to Parent as soon as practicable and in any event within fifteen (15) days after it is prepared, (i) a copy of any report submitted to the Board, provided, however, that the Company need not furnish Parent any materials relating to the Company's rights and obligations under this Agreement or any agreement or instrument delivered pursuant to this Agreement, including, without limitation, communications of the Company's legal counsel regarding the Company's rights against and obligations to Parent or Buyer under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to the Company or filed with or received from the SEC or any governmental authority; (iii) monthly unaudited balance sheets, statements of income and changes in stockholders' equity for the Company and the Subsidiaries and quarterly unaudited consolidated and consolidating balance sheets, statements of income and changes in stockholders' equity for the Company, in each case prepared on a basis consistent with past practice, and (iv) such other reports as Parent may reasonably request (which are otherwise deliverable under this Section 6.6(b)) relating to the Company. Each of the financial statements of the Company delivered pursuant to this Subsection 6.6(b) shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that such financial statements fairly present the financial condition of the Company, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice. Additionally, at the request of Parent (which shall not be made more than once a week), the Company shall advise Parent of the approximate total amount of expenses incurred by the Company as of the date of such request in connection with this Agreement and the Merger.

6.7. EXPENSES. Except as set forth in Sections 6.8, 10.6 and 10.7 hereof, Parent, Buyer and the Company shall each bear their respective expenses incurred in connection with this Agreement and the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, financial printers, counsel and accountants, and their counsel (collectively, "Advisors"). The Company shall ensure that its Advisors engaged in connection with the transactions contemplated by this Agreement submit full and final bills on or before the Closing Date and that all such expenses are paid or properly accrued on or prior to the Closing Date.

6.8. HSR ACT FILINGS. The parties shall, as soon as practicable after the date hereof, file Notification and Report forms under the HSR Act with the FTC and the DOJ with respect to the transactions contemplated herein, shall file requests for early termination and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the DOJ for additional information or documentation. Parent or Buyer, on the one hand, and the Company, on the other hand, shall share equally the cost of all filing fees related to the Notification and Report forms. To the extent permitted by applicable law, the parties shall request such governmental agencies to treat as confidential all such information submitted to them.

6.9. STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.
(a) As promptly as practicable after the execution of this Agreement, the Company shall duly call, give notice of, convene and hold a special meeting of its stockholders to consider and vote upon this Agreement and the Merger (the "Company Stockholders Meeting"), on a date to be agreed upon between the Company and Parent, which date shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby.
(b) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a Proxy Statement relating to this Agreement and the Merger (the "Proxy Statement"). The Company shall use its reasonable best commercial efforts to cause the Proxy Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Proxy Statement to its stockholders as promptly as practicable thereafter. Parent and Buyer shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request for inclusion in such Proxy Statement. Subject to receipt by the Company of a proposal for a Superior Transaction, the Proxy Statement shall include the recommendation of the Board in favor of approval and adoption of this Agreement and the Merger. Parent and Buyer shall have the right to review the Proxy Statement before it is filed with the SEC. The Company shall notify Parent immediately of the receipt of comments from the SEC and provide Parent immediately with a copy of such comments. Parent and Buyer shall have the right to review all revisions to preliminary drafts of the Proxy Statement before filed with the SEC. Whenever any event occurs that should be described in an amendment of or supplement to the definitive Proxy Statement, the Company shall, upon learning of such event, promptly notify and consult with Parent, and the parties shall cooperate with each other in connection with the preparation of a mutually acceptable amendment or supplement. The Company shall promptly file each such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC. No amendment or supplement to the definitive Proxy Statement will be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

6.10. INFORMATION.

(a) The Company covenants and agrees that neither the Proxy Statement, nor any other document filed or to be filed by or on behalf of the Company with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain at the respective times filed (whether concurrently herewith or hereafter) with the SEC, the FTC, the DOJ or other governmental authority or stock exchange any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference in any such document. The Company further covenants and agrees that neither the Proxy Statement nor any amendment or supplement thereto shall, when mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference therein. The Company covenants and agrees that the Proxy Statement shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the rules and regulations of the NASDAQ Smallcap Market. The Company represents and warrants to Parent and Buyer that none of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Parent or Buyer with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of Parent and Buyer covenants and agrees that no document filed or to be filed by or on behalf of it with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain at the respective times filed (whether concurrently herewith or hereafter) with the SEC, the FTC, the DOJ or other governmental authority or stock exchange any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by the Company specifically for inclusion or incorporation by reference in any such document. Each of Parent and Buyer represents and warrants to the Company that none of the information supplied by it specifically for inclusion or incorporation by reference in the Proxy Statement or any other document filed or to be filed by or on behalf of the Company with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.11. ENVIRONMENTAL ASSESSMENTS.

(a) Parent and Buyer shall have the right (to the extent allowable by the current owner of such property) to conduct before the Closing Date, at their sole expense, environmental site investigations and assessments ("Site Assessments") covering any real property owned or leased by the Company, for the purpose of determining whether there exists on such real property any environmental condition which could result in any liability, cost or expense to Parent, Buyer or the Surviving Corporation relating to Hazardous Substances or other adverse environmental conditions. Such Site Assessment may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on such property as may be reasonably necessary to conduct the Site Assessment in the opinion of the persons conducting such Site Assessment and the Company shall allow such persons access to such property during normal business hours and upon reasonable prior notice in order to permit them to conduct the Site Assessment and shall otherwise cooperate with such persons in connection therewith. In exercising its rights hereunder, Parent shall coordinate with the Company to avoid unduly interfering with the conduct of business by the Company and the Subsidiaries. For invasive testing (exclusive of asbestos sampling) (e.g., soil and soil boring testing), Parent will first present to the Company the plan or testing that is contemplated by Parent and Parent may not conduct such testing without the Company's prior written consent, which shall not be unreasonably withheld or delayed. In connection with such inspection and testing, Parent shall obtain at its sole cost and expense all permits and licenses required in connection with the performance of such work. Parent shall repair any damages caused by its tests or inspections. Parent hereby agrees to defend and indemnify the Company for all injuries and damages to persons or property caused by such surveys and testing and for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting from such surveys and testing ordered by Parent.

(b) Parent and Buyer shall not provide any such Site Assessment, or any non-public information contained therein, to any third party, including any governmental authority, unless otherwise required to do so by court order or order of a regulatory agency, in which case, Parent or Buyer shall first notify the Company and afford the Company the right to seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained in a timely fashion so as to preclude the violation of any law or order, Parent or Buyer (as the case may be) shall furnish only that portion of such non-public information which it is advised by written opinion of counsel is legally required and shall exercise its best commercial efforts to obtain assurances that confidential treatment shall be accorded such non-public information.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER
The obligations of the parties to effect the Merger shall be subject to the satisfaction or, if permissible, waiver at or prior to the Effective Time of each of the following conditions:

7.1. STOCKHOLDER APPROVAL. The holders of a majority of the shares of Company Common Stock entitled to vote thereon shall have approved and adopted this Agreement in accordance with the DGCL and the rules and regulations of the Nasdaq Small Cap Market.

7.2. NO ACTION OR PROCEEDING. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint preventing the consummation of the transactions contemplated herein, or imposing material damages in respect thereof, shall be in effect.

7.3. MAILING OF PROXY STATEMENT. At least twenty (20) business days shall have elapsed since the mailing of the Proxy Statement to Company stockholders.

7.4. HSR ACT.  All waiting periods under the HSR Act shall have expired.

7.5. GOLDEN, COLORADO OFFICE. The Company, Majority Shareholder and Coors Ceramics shall have entered into an agreement agreeing to continue the lease by Coors Ceramics to the Company and the sublease by the Company to Majority Shareholder of premises located in Golden, Colorado for a period of ninety (90) days following the Closing upon such terms as such premises have been leased and subleased to date.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS
OF PARENT AND BUYER
The obligations of Parent and Buyer to effect the Merger shall be subject to the satisfaction by the Company or, if permissible, waiver by Parent and Buyer at or prior to the Effective Time of each of the following conditions:

8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and each Subsidiary contained in this Agreement and in any Company Agreement shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) when made and shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) as of such date.

8.2. MATERIAL ADVERSE CHANGE. There shall not have occurred between the date hereof and the Closing Date any event which had a Material Adverse Effect, or which has affected the ability of the Company to consummate the transactions contemplated herein, nor shall there have occurred any event, development or state of facts or circumstances (other than a change in general economic conditions) which could reasonably be expected to result in any of the foregoing, either alone or together with other such occurrences.

8.3. SATISFACTION OF CLOSING OBLIGATIONS. The Company shall have delivered and/or satisfied each of its obligations set forth in Section 1.5.

8.4. DISSENTING SHARES. The number of shares of Company Common Stock for which appraisal rights are sought prior to any vote of the stockholders of the Company with respect to the Merger shall not exceed thirty percent (30%) of the outstanding shares of Company Common Stock.

8.5. COMPLIANCE WITH COVENANTS. The Company and each Subsidiary shall have performed or complied in all material respects (except to the extent the agreement or covenant is already qualified by materiality or Material Adverse Effect, in which case it shall have been performed or complied with in all respects) with all agreements and covenants required by this Agreement or any Company Agreement to be performed or complied with by it on or prior to the Effective Time.

8.6. THIRD PARTY CONSENTS. All consents, permits and approvals from and filings with any governmental authorities, nongovernmental self-regulatory agencies and from parties to any Company Material Contract which may be required in connection with the lawful consummation of the transactions contemplated hereby or the continuance of such Company Material Contract after the Closing Date, including without limitation all consents, permits, approvals and filings referenced in Section 4.3(b) of this Agreement, Section 4.3(b) of the Disclosure Letter and Section 4.15 of the Disclosure Letter, shall have been obtained upon terms and conditions reasonably satisfactory to Parent.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to effect the Merger shall be subject to the satisfaction by Parent and/or Buyer, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time of each of the following conditions:

9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Buyer contained in this Agreement shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall have been true in all respects) when made and shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall have been true in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall have been true and correct in all material respects (except to the extent the agreement or covenant is already qualified by materiality, in which case it shall have been performed or complied with in all respects) as of such date.

9.2. COMPLIANCE WITH COVENANTS. Each of Parent and Buyer shall have performed or complied in all material respects (except to the extent the agreement or covenant is already qualified by materiality, in which case it shall have been performed or complied with in all respects) with all agreements and covenants required by this Agreement or any Company Agreement to which it is a party to be performed or complied with by it on or prior to the Effective Time.

9.3. SATISFACTION OF CLOSING OBLIGATIONS. Parent and Buyer shall have delivered and/or satisfied each of their respective obligations set forth in Section 1.6.

ARTICLE X

TERMINATION AND ABANDONMENT

10.1. TERMINATION. This Agreement may be terminated (and the Merger contemplated hereby may be abandoned) notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time: (a) by mutual written consent of Parent, Buyer and the Company; (b) by any party if, without any material breach by such terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before 5:00 p.m. (Los Angeles time) on the twenty-second (22nd) business day after the date when the Proxy Statement is mailed to the Company's stockholders (the "Merger Deadline"), which date may be extended by mutual written consent of the parties hereto; provided, however, that if a request for additional information is received from the FTC or the DOJ pursuant to the HSR Act, such date shall be extended to the fourteenth (14th) calendar day following acknowledgment by the FTC or

DOJ, as applicable, that the parties have complied with such request, but in any event not later than July 31, 1999; or (c) by Parent, Buyer or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

10.2. TERMINATION BY PARENT OR BUYER. This Agreement may be terminated and the Merger may be abandoned by Parent or Buyer prior to the Effective Time if (a) any representation or warranty of the Company or any Subsidiary contained in this Agreement or in any Company Agreement is not true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality or Material Adverse Effect) at and as of any date prior to the Effective Time as if made at and as of such time, except for
(i) failures to comply as are capable of being and are cured (other than by the Company merely disclosing the breach to Parent or Buyer) within ten (10) days after written notice from Parent or Buyer to the Company of such failure, or
(ii) any representation or warranty which speaks as of a specified date which was true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality or Material Adverse Effect) as of such specified date; (b) the Company or any Subsidiary has failed to comply with any of its agreements or covenants under this Agreement or any Company Agreement in all material respects (or in all respects if the agreement or covenant is already qualified by materiality or Material Adverse Effect), except for failures to comply as are capable of being and are cured within ten (10) days after written notice from Parent or Buyer to the Company of such failure; (c) the conditions specified in ARTICLE VII and ARTICLE VIII to be satisfied by the Company shall not have been satisfied by the Company or waived by Parent and Buyer prior to the Merger Deadline; (d) the Board shall (i) withdraw its recommendation or approval in respect of this Agreement or the Merger or (ii) modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner materially adverse to Parent or Buyer or (iii) fail to publicly oppose a Tender Offer or Exchange Offer (each as hereinafter defined) within ten (10) business days after commencement of such Tender Offer or Exchange Offer; or (e) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal. As used herein, "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to a tender offer to purchase any shares of Company Common Stock such that upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Company Common Stock. As used herein, "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Company Common Stock such that upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Company Common Stock.

10.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if (a) any representation and warranty of Parent or Buyer contained in this Agreement or any Company Agreement to which it is a party is not true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality) at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to comply as are capable of being and are cured (other than by Parent or Buyer, as the case may be, merely disclosing the breach to the Company) within ten (10) days after written notice from the Company to Parent or Buyer of such failure, or (ii) any representation or warranty which speaks as of a specified date which were true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality) as of such specified date; (b) Parent or Buyer has failed to comply in all material respects (or in all respects if the agreement or covenant is already qualified by materiality) with any of its agreements or covenants under this Agreement or any Company Agreement to which it is a party, except for failures to comply as are capable of being and are cured within ten (10) days after written notice from the Company to Parent or Buyer of such failure; (c) the conditions in ARTICLE VII and ARTICLE IX to be satisfied by the Buyer or Parent shall not have been satisfied by the Buyer or Parent or waived by the Company prior to the Merger Deadline; or (d) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal.

10.4. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by Parent, Buyer or the Company pursuant to this ARTICLE X, written notice thereof shall be given by the terminating party to the other parties.

10.5. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to and in accordance with this ARTICLE X, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except as provided in Sections 6.3(b) and 6.7 hereof (which Sections shall survive any termination of this Agreement), without liability on the part of any party hereto or its affiliates, directors, officers or stockholders except as provided in Sections

10.6 and 10.7 hereof, and each of the parties hereto hereby waives and releases any other claim which may otherwise exist upon such termination.

10.6. TERMINATION FEE.

(a) Termination by Parent or Buyer. In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(a) or 10.2(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary (it being understood that any action or inaction outside the control of the Company or any Subsidiary such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.6(a)), the Company shall within five (5) business days following the termination of this Agreement pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred and paid by such terminating party in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $750,000. Notwithstanding anything to the contrary set forth in this Section 10.6(a): (i) in the event that Parent is entitled to a fee pursuant to Section 10.7 hereof, neither Parent nor Buyer shall be entitled to any fee under this Section 10.6(a), and (ii) under no circumstances shall both Parent and Buyer be entitled to a fee pursuant to this Section 10.6(a).

(b) Termination by Company. In the event this Agreement is terminated by the Company pursuant to Section 10.3(a) or 10.3(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Parent (it being understood that any action or inaction outside the control of Buyer or Parent shall not come within this Section 10.6(b)), Parent shall within five (5) business days following the termination of this Agreement pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement.

10.7. TOPPING FEE.
(a) In the event this Agreement is terminated by Parent or Buyer pursuant to
Section 10.2(d) or 10.2(e) hereof, or by the Company pursuant to Section 10.3(d) hereof, the Company shall within five (5) business days following the termination of this Agreement pay to Parent Two Million Dollars ($2,000,000) as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by this Agreement (the "Topping Fee").

(b) In the event this Agreement is terminated by Parent or Buyer pursuant to
Section 10.2(a) or Section 10.2(b), where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary (it being understood that any action or inaction outside the control of the Company or any Subsidiary such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.7(b)), the Company shall also pay to Parent the Topping Fee if (A) after the date hereof and before the termination of this Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Parent, Buyer and their directors, officers, employees, agents and representatives), and (B) after the date hereof and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee payable under this Section 10.7(b) shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

(c) If any party fails to pay promptly the fees, costs or expenses due to another party pursuant to Sections 10.6 or 10.7, the party failing to make such payment shall also pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fees, costs and/or expenses under said Sections, accruing from their due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending or reference rate quoted by Bank of America.

10.8. REMEDIES. Each party hereto hereby agrees that the sole and exclusive remedy of such party arising out of, resulting from, in connection with or relating to, directly or indirectly, another party's breach, default or failure in performance of any of such other party's covenants, agreements, representations or warranties occurring prior to the Effective Time, shall be termination of this Agreement pursuant to this ARTICLE X, and receipt of a payment pursuant to Section 10.6 or 10.7 hereof, if applicable.

ARTICLE XI

MISCELLANEOUS

11.1. AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Buyer and the Company with respect to any of the terms contained herein.

11.2. WAIVER. At any time prior to the Effective Time, Parent and Buyer, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of each party.

11.3. SURVIVABILITY. The respective representations and warranties of Parent, Buyer and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

11.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by FedEx or other nationally recognized next-day courier, telecopied with confirmation of receipt, or mailed first class, postage prepaid, by certified mail, return receipt requested, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified below. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by certified mail, in the manner set forth above, within three (3) business days thereafter.

(a) if to the Company,
    to:               Golden Genesis Company
                      4585 McIntyre Street
                      Golden, Colorado  80403
                      Attention:  J. Michael Davis
                      Fax No.:  (303) 271-7193
    with a copy to:   Hogan & Hartson L.L.P.
                      1200 17th Street
                      Suite 1500
                      Denver, Colorado  80202
                      Attention:  Steven A. Cohen, Esq.
                      Fax No.:  (303) 899-7333

(b) if to Parent
    or Buyer, to:     Kyocera International, Inc.
                      8611 Balboa Avenue
                      San Diego, California 92123-1580
                      Attention:  President
                      Fax No.:  (619) 492-1456

    with a copy to:   Loeb & Loeb LLP
                      1000 Wilshire Blvd., Suite 1800
                      Los Angeles, California 90017
                      Attention: Kenneth R. Benbassat, Esq.
                      Fax No.:  (213) 688-3460

11.5. ASSIGNMENT. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Buyer may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment will relieve any party of its obligations under this Agreement. This Agreement, except for the provisions of Sections 2.2 and 3.2 hereof (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

11.6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

11.7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.8. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; and the masculine shall include the feminine and neuter, and vice versa. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "Subsidiary" shall mean each corporation, limited liability company, partnership, joint venture, trust or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interest therein having ordinary voting power to elect a majority of the board of directors or other governing body of such entity; (iii) the term "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) the term "to the Company's knowledge" (or words of similar import) shall mean to the knowledge of the Board or any senior officer of the Company; and (v) the term "Material Adverse Effect" or other similar phrase including the word "material" shall mean (i) with respect to the Company and the Subsidiaries, taken as a whole, any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Five Hundred Thousand Dollars ($500,000) in the aggregate, or (ii) an effect that is, or at the time of such effect it is probable that the effect will be, materially adverse to the ability of the Surviving Corporation to conduct the business of the Company and the Subsidiaries, taken as a whole, as presently conducted, following the Effective Time.

11.9. ENTIRE AGREEMENT. This Agreement and the Disclosure Letter and the exhibits and schedules hereto (which are incorporated herein by this reference) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, that certain letter agreement, dated April 13, 1999, between the Company and Parent. There are no representations, promises, warranties, covenants or undertakings in respect of such subject matter, other than those expressly set forth or referred to herein and therein.

*****

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


COMPANY:
GOLDEN GENESIS COMPANY


By:___________________________
J. Michael Davis
President


BUYER:
GGC ACQUISITION COMPANY


By:___________________________
Rodney N. Lanthorne
President


PARENT:
KYOCERA INTERNATIONAL, INC.


By:___________________________
Rodney N. Lanthorne
President

EXHIBIT A (to the Agreement and Plan of Merger)

Certificate of Incorporation

of

Golden Genesis Company


First:     The name of the corporation is Golden Genesis Company.

Second:     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

Third:     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:     The total number of shares of stock which the corporation is authorized to issue is 17,153,000 shares of common stock with a par value of $.001 per share.

Fifth:     The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

Sixth:     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws.

Seventh:     The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

Eighth:     A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Ninth:     The name and mailing address of the incorporator (the "Incorporator")
are E.L. Kinsler, 1209 Orange Street, Wilmington, Delaware 19801. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

Tenth:     The following persons, having the following mailing addresses, shall serve as the directors of the corporation until the first annual meeting of the stockholders of the corporation or until their successors are elected and qualified:

     Name                    Mailing Address

     Jed J. Burnham          4584 McIntyre Street
                             Golden, Colorado 80403

     John K. Coors           4584 McIntyre Street
                             Golden, Colorado 80403

     Joseph Coors, Jr.       4584 McIntyre Street
                             Golden, Colorado 80403

     John Markle             4584 McIntyre Street
                             Golden, Colorado 80403

     Norman E. Miller        4584 McIntyre Street
                             Golden, Colorado 80403

     Gerrit J. Wolfaardt     4584 McIntyre Street
                             Golden, Colorado 80403

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

EXHIBIT B (to the Agreement and Plan of Merger)

STOCK OPTION CANCELLATION AGREEMENT

This STOCK OPTION CANCELLATION AGREEMENT is made this ____ day of __________, 1999 ("Agreement"), by and between Golden Genesis Company, a Delaware corporation (the "Company"), and __________ (the "Optionee").

W I T N E S S E T H:

WHEREAS, the Company has previously established a 1998 Stock Option and Incentive Plan, a 1996 Stock Option Plan, a 1990 Stock Option Plan and a Non-Employee Directors Stock Option Plan (hereinafter collectively referred to as the "Plans"); and

WHEREAS, the Company has, pursuant to one or more Stock Option Agreements (the "Stock Option Agreements") between the Company and the Optionee, previously issued to Optionee under one or more of the Plans one or more options to purchase shares of the Company's Common Stock, par value $.10 per share (the "Shares"), which options, as of the date hereof, have not been exercised, and which options are described in Schedule A attached hereto (the "Options"); and

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of May 26, 1999, by and among the Company, GGC Acquisition Company, and Kyocera International, Inc.(the "Merger Agreement"); and

WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement (i) all of the Shares then issued and outstanding shall be cancelled and the Company's existing stockholders shall cease to be stockholders of the Company or any successor entity and shall receive a cash payment in the amount of $2.33 per share in consideration for cancellation of all of such Shares then owned by them; and (ii) the Shares shall cease to be listed on the NASDAQ Smallcap market and shall no longer be publicly traded on that or any other exchange or otherwise; and

WHEREAS, the parties hereto hereby agree that it is in their mutual interests to cancel the Options.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and for good and valuable consideration, the parties hereto have agreed as follows:

1. Effective as of the Effective Time (as hereinafter defined), the Options shall be cancelled. Such cancellation shall be self-effectuating, requiring no further action on Company's part other than Company's compliance with its obligations hereunder. Upon cancellation of the Options, the Stock Option Agreements shall be null and void in their entirety. Furthermore, in consideration of the payment to be made to Optionee pursuant to this Agreement, Optionee hereby waives all notice requirements contained in the Plans and in the Stock Option Agreements.

2. In full consideration of the cancellation of the Options, the Company shall pay Optionee at the Effective Time an amount equal to the product of (a) the excess, if any, by which the Merger Price (as hereinafter defined) exceeds the exercise price of the Option and (b) the number of Shares subject thereto.

3. Subject to all applicable federal, state and local laws, rules and regulations with regard to the withholding of taxes, the Company shall pay the amount specified in Section 2 above by bank check, in a single lump sum payment, at the Effective Time.

4. Notwithstanding Section 2, no amount shall be paid to Optionee with respect to an Option (or the portion thereof) which is exercised after the date hereof, but prior to the date of the Effective Time.

5.  The rights and obligations of the parties hereunder shall not be assignable.

6.  For purposes of this Agreement, the following definitions shall apply:

(i) "Effective Time" means the date and time of the filing of the Certificate of Merger (or the time specified therein) pursuant to the Merger Agreement; and

(ii)  "Merger Price" means $2.33.

7. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

8. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.
The Company:
GOLDEN GENESIS COMPANY



By:

Name:  J. Michael Davis
Title:  President

Optionee:


Signature

Print Name:

SCHEDULE A (to the Stock Option Cancellation Agreement)


[Instructions: List all unexercised options issued to the Optionee. With respect to each Option specify: (i) date of issuance, (ii) number of shares subject to the Option and (iii) option exercise price. With respect to any Option which has been partially exercised, specify the number of shares as to which the Option has not been exercised.]

OPINION OF HANIFEN, IMHOFF INC.

Hanifen, Imhoff Inc.
1125 17th Street, Suite 1500
Denver, CO 80202


May 26, 1999


The Board of Directors
Golden Genesis Company
4585 McIntyre Street
Golden, CO  80403

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Golden Genesis Company ("GGC") of the consideration to be received by such stockholders pursuant to the terms of and subject to the conditions set forth in the Agreement and Plan of Merger dated May 26, 1999, (the "Merger Agreement"), by and among Kyocera Solar Corporation / Kyocera International ("Kyocera") and GGC. As more fully described in the Merger Agreement: (i) Kyocera will be merged with and into GGC (the "Merger"); and (ii) each outstanding share of the common stock, par value $0.01 per share, of GGC (the "GGC Common Stock") will be converted into the right to receive $2.33 net to the holder in cash.

In arriving at our opinion: (i) we reviewed the financial terms of the Merger as set forth in the Merger Agreement; (ii) we held discussions with senior management of GGC concerning the businesses, operations and prospects of GGC and Kyocera; (iii) we examined certain publicly available business and financial information relating to GGC, as well as certain financial forecasts and other data for GGC which were provided to us by GGC's management; (iv) we examined the terms of other relevant transactions that had certain characteristics in common with the Merger; and (v) we analyzed certain financial, market and other publicly available information relating to the businesses of other companies whose operations we considered related to those of GGC. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have relied upon and assumed, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to, or otherwise reviewed by or discussed with, us. With respect to financial forecasts relating to GGC, we have assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of GGC. We did not receive from Kyocera's management, nor did we review, financial forecasts for Kyocera. Our opinion, as set forth herein, relates to the purchase price paid to the holders of GGC Common Stock by Kyocera. We have not made, or been provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GGC or Kyocera.

We were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to, and did not, solicit third party indications of interest in acquiring all or any part of GGC, and we were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for GGC, or the effect of any other transaction in which GGC might engage. We did not participate in negotiations with respect to the terms of the Merger.
Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Hanifen, Imhoff Inc. ("Hanifen"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of GGC for our own account or for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. For our services in rendering this opinion, GGC will pay us a fee and indemnify us against certain liabilities; the fee is not contingent upon consummation of the Merger.

The opinion expressed herein is provided solely for the use of the Board of Directors of GGC in connection with and for the purposes of its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Hanifen be made, without our prior written consent, except that it may appear in any proxy statement or similar document related to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of GGC Common Stock.

Very truly yours,



HANIFEN, IMHOFF INC.

SECTION 262 OF THE DELAWARE
GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s251 (other than a merger effected pursuant to s251(g) of this title), s252, s254, s257, s258, s263 or s264 of this title:
     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s251 of this title.
     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or
     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
     (d)     Appraisal rights shall be perfected as follows:
     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
     (2) If the merger or consolidation was approved pursuant to s228 or s253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings;

and if any stockholder
fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.
Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

OPTION, VOTING AND INDEMNIFICATION AGREEMENT

This Option, Voting and Indemnification Agreement ("Agreement") is made as of May 26, 1999, by and among ACX Technologies, Inc., a Colorado corporation ("ACX"), Golden Technologies Company, Inc., a Colorado corporation ("Stockholder," and together with ACX, collectively referred to as the "Selling Parties," and individually, a "Selling Party") and Kyocera International, Inc., a California corporation ("Parent"). All terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as that term is defined below).

RECITALS

A. Kyocera, GGC Acquisition Company, a Delaware corporation ("Merger
Sub") and Golden Genesis Company, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), of even date herewith, pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company (the "Merger").

B. The Board of Directors of the Company has adopted resolutions approving the Merger pursuant to the Merger Agreement and this Agreement for purposes of making inapplicable the restrictions on "business combinations" imposed by Section 203 of the Delaware General Corporation Law.

C. In order to induce Parent to enter into the Merger Agreement, the Selling Parties have agreed to take certain actions and to refrain from taking other actions in connection with the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

For purposes of this Agreement:

(a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.10 per share, of the Company.

(b) An "EXERCISE EVENT" shall be deemed to have occurred if Parent shall have the right to terminate the Merger Agreement pursuant to
Section 10.2(d) or 10.2(e) of the Merger Agreement.

(c) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger becomes effective (the "Effective Date"), (ii) the date upon which the Option Closing occurs, (iii) the date upon which the Merger Agreement is validly terminated pursuant to Section 10.1(a) or 10.1(c) of the Merger Agreement, and (iv) January 31, 2000 (the "Expiration Date").

(d) Each Selling Party shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if it: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

(e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership, trust or other entity, or (iii) governmental authority.

(f) "RESTRICTED PERIOD" shall mean the period from the date of this Agreement through the Expiration Date.

(g) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Selling Parties as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Selling Party acquires Ownership during the Restricted Period.

(h) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. TRANSFER OF SUBJECT SECURITIES.

2.1 NO TRANSFER OF SUBJECT SECURITIES. During the Restricted Period, neither Selling Party shall cause or permit any Transfer of any of the Subject Securities to be effected. Any Transfer in violation of this Section
2.1 shall be null and void ab initio.

2.2 NO TRANSFER OF VOTING RIGHTS.   Each Selling Party shall ensure
that, during the Restricted Period: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted other than to Parent pursuant to this Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES.

3.1 VOTING AGREEMENT.  Each Selling Party agrees that, during the
Restricted Period:

(a) at any meeting of stockholders of the Company, however called, and at every adjournment or postponement thereof, it shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock (and any other Subject Securities having voting rights) that are Owned by such Selling Party as of the record date fixed for such meeting to be voted (i) FOR the approval and adoption of the Merger

Agreement and the approval of the Merger, and FOR each of the other actions contemplated by the Merger Agreement, and (ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction with any Person (other than Parent or Merger Sub); and

(b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, it shall (unless otherwise directed in writing by Parent) cause to be validly executed, with respect to all outstanding shares of Company Common Stock (and any other Subject Securities having voting rights) that are Owned by such Selling Party as of the record date fixed for the consent to the proposed action, a written consent or written consents (i) FOR the approval and adoption of the Merger Agreement and the approval of the Merger, and FOR each of the other actions contemplated by the Merger Agreement, and
(ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction with any Person (other than Parent or Merger Sub).

3.2 PROXY; ADDITIONAL PURCHASES; FURTHER ASSURANCES.

(a) Contemporaneously with the execution of this Agreement: (i) each Selling Party shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (individually, a "Proxy," and collectively, the "Proxies"); and (ii) each Selling Party shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by such Selling Party.

(b) Each Selling Party shall, at its own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

SECTION 4. THE OPTION

4.1 Each Selling Party hereby grants to Parent an unconditional, irrevocable option (the "Option") to purchase on one occasion, subject to the terms hereof, all of the Subject Securities Owned by such Selling Party
(other than the 500,000 shares of Company Common Stock Owned by Robert
Kaufmann with respect to which ACX has voting power) at any time on or prior to the Expiration Date if after the date of this Agreement an Exercise Event occurs. Following the occurrence of an Exercise Event, Parent may purchase:
(i) all (but not less than all) Subject Securities consisting of Company
Common Stock at a purchase price of $2.33 per share (as adjusted pursuant to Section 4.2 below, the "Standard Option Price"), and (ii) all or any part of any other Subject Securities at a purchase price equal to that paid by such Selling Party for such Subject Securities (the "Other Option Price"). If Parent wishes to exercise the Option, it shall send to the Selling Parties a written notice (the date of which is referred to herein as the "Notice Date") on or prior to the Expiration Date specifying (i) which Subject Securities not consisting of Company Common Stock Parent will purchase, if any, and (ii) a place and date not later than the later of (A) five (5) business days from the Notice Date and (B) notwithstanding the Expiration Deadline (but in any event not later than March 15, 2000), two (2) business days following the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the closing of such purchase (the "Option Closing"). At the Option Closing,
Parent shall pay to each Selling Party the aggregate purchase price for the Subject Securities sold by such Selling Party in immediately available funds by a wire transfer to a bank account designated by such Selling Party;
provided that failure or refusal of such Selling Party to designate such a bank account shall not preclude Parent from exercising the Option. At the Option Closing, simultaneously with the payment of the aggregate Standard
Option Price and the Other Option Price, if applicable, by Parent, each Selling Party shall deliver to Parent a certificate or certificates representing the Subject Securities accompanied by duly executed stock powers. If prior notification to or approval of any governmental authority is required (or if any waiting period must expire or be terminated) in connection with the exercise of the Option, the Selling Parties shall promptly cause to be filed, if applicable, the required notice or application for approval and shall expeditiously process the same (and the Selling
Parties shall cooperate with Parent in the filing of any such notice or application required to be filed by Parent and the obtaining of any such approval required to be obtained by Parent), and notwithstanding anything to the contrary set forth in this Agreement, the Expiration Deadline may be extended by Parent to a date not more than three (3) business days after the date on which any required notification has been made, approval has been obtained or waiting period has expired or been terminated; provided, however, that in no event may the Expiration Deadline be extended beyond March 15, 2000.

4.2 If at any time the Company shall (i) pay a dividend (other than regular cash dividends) or otherwise make a distribution to the holders of Company Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or combine its outstanding shares of Company Common Stock into a smaller number of shares of Company Common Stock, (iii) reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another entity or (iv) engage in any similar dilutive transaction, the parties agree to adjust the Standard Option Price and/or the number of shares of Company Common Stock (or Company Common Stock obtainable upon conversion of other Subject Securities, if applicable) subject to the Option as necessary and equitable in order to ensure that Parent shall receive, upon exercise of the Option, the number of shares of Company Common Stock (or Company Common Stock obtainable upon conversion of other Subject Securities, if applicable) which Parent would have received in connection with or as a result of such dividend, distribution or other transaction, if it had exercised the Option immediately prior to (i) the record date for any such dividend or other distribution or (ii) the effective time of any such other transaction.

4.3 Until exercise of the Option, all rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Selling Parties, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct either Selling Party in the voting of any of the Subject Securities, except as otherwise provided herein and in the Proxies, or the performance of either Selling Party's duties or responsibilities as a stockholder of the Company.

SECTION 5. WAIVER OF APPRAISAL RIGHTS.

Each Selling Party hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that such Selling Party or any other Person may have by virtue of the ownership of any Subject Securities.

SECTION 6. NO SOLICITATION.

6.1 During the Restricted Period, each Selling Party shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Merger Sub with respect to any proposal relating to an Acquisition Transaction, and agrees that it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to an Acquisition Transaction or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any Person (other than Merger Sub, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction. Without limiting the generality of the foregoing, each Selling Party agrees that during the Restricted Period, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants) to request that the Company waive its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among Stockholder, New World Power Corporation and the Company, to purchase all shares of Company Common Stock that Stockholder and its subsidiaries may from time to time propose to sell.

6.2 ACX agrees that if either J. Michael Davis or Jeffrey C. Brines
(each, a "Company Employee") becomes an employee of ACX or any of its affiliates, ACX shall, for a period 18 months after such employment commences, not permit such Company Employee to do either of the following for the benefit of ACX or such affiliate, as the case may be: (a) cause or attempt to cause any employee, agent or contractor of the Company, to terminate his or her employment, agency or contractor relationship with the Company; interfere or attempt to interfere with the relationship between the Company and any employee, contractor or agent of the Company; hire or attempt to hire any employee, agent or contractor of the Company; or conduct business of any kind with any Company contractor; or (b) solicit business from or conduct business with any customer or client served by the Company while he was an employee of the Company; or interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company or any affiliate was involved while he was an employee of the Company.

SECTION 7. ASSIGNMENT OF SOLAR ELECTRIC ASSETS.

Contemporaneously with the execution of this Agreement, the Selling
Parties and Golden International, Inc., a Colorado corporation (or any successor-in-interest to Golden International, Inc., "Photon Subsidiary") shall execute and deliver to Parent, an Assignment and Bill of Sale in the form of Exhibit B hereto (the "Assignment"), assigning, as of the Effective Time, to the Company, all of their right, title and interest in and to the following (collectively, the "Solar Electric Assets"): all Intellectual Property owned by them (whether or not developed by them) for use in (a) solar electric applications and (b) the manufacture of CdTe thin film modules (or otherwise relating thereto) other than any such Intellectual Property in which PE Limited Liability Company has an interest. The Solar Electric Assets shall be assigned to the Company on an as-is, where-is basis, without any representation or warranty except as set forth in Section 9.

SECTION 8. REPAYMENT OF CERTAIN COMPANY INDEBTEDNESS.

Parent agrees that if the indebtedness of the Company owing to the Selling Parties listed on Schedule 1 hereto (the "Intercompany Indebtedness") is not paid in full as of the Effective Time, Parent shall cause the Intercompany Indebtedness to be paid in full immediately after the Effective Time but no later than twenty-four (24) hours thereafter. Additionally, to the extent Stockholder and/or ACX, as the case may be, attempt to obtain releases from the guaranties of obligations of the Company listed on Exhibit D hereto (the "Guaranties"), Parent shall offer to be substituted as guarantor under the Guaranties, in the place and stead of Stockholder or ACX, as the case may be, and shall use best commercial efforts to effect such substitution.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH SELLING PARTY.

Each Selling Party hereby represents and warrants to Parent as to itself (and as to Photon Subsidiary) as follows:

9.1 AUTHORIZATION, ETC. It has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Assignment and its Proxy and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Assignment and its Proxy have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its Certificate or Articles of Incorporation, bylaws or other charter documents and no other corporate proceedings are necessary to authorize this Agreement, the Assignment or its Proxy. This Agreement, the Assignment and its Proxy have been duly and validly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Photon Subsidiary has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Assignment and to perform its obligations thereunder. The execution and delivery of the Assignment has been duly and validly authorized and approved by Photon Subsidiary's Board of Directors and its stockholders to the extent required by applicable law. The Assignment has been duly and validly executed and delivered by Photon Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

9.2 NO CONFLICTS OR CONSENTS.

(a) The execution and delivery of this Agreement, the Assignment and its Proxy by it do not, and the performance of this Agreement, the Assignment and its Proxy by it will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to it or by which it or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities or the Solar Electric Assets pursuant to, any contract to which it is a party or by which it or any of its affiliates or properties is or may be bound or affected, except in the case of clause (i) or (ii) above where any of such events would not have a material adverse effect on it or otherwise impair its ability to satisfy its obligations hereunder.

(b) The execution and delivery of the Assignment by Photon
Subsidiary do not, and the performance of the Assignment by it will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to it or by which it or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Solar Electric Assets pursuant to, any contract to which it is a party or by which it or any of its affiliates or properties is or may be bound or affected, except in the case of clause (i) or (ii) above where any of such events would not have a material adverse effect on it or otherwise impair its ability to satisfy its obligations hereunder.

(c) The execution and delivery of this Agreement, the Assignment and its Proxy by it do not, and the performance of this Agreement, the Assignment and its Proxy by it will not, require any consent or approval of any Person.

(d) The execution and delivery of the Assignment by Photon
Subsidiary will not when executed, and the performance of the Assignment by it will not, require any consent or approval of any Person.

9.3 TITLE TO SECURITIES.  As of the date of this Agreement:  (a)
Stockholder holds of record 8,399,327 shares of Company Common Stock, free and clear of all liens, pledges, claims, charges, security interests, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, or other encumbrances of any kind and Stockholder is not the

"beneficial owner" (as such term is used in Section 1(d)) of any additional shares of Company Common Stock; (b) ACX holds of record 530,052 shares of Company Common Stock and is the "beneficial owner" (as such term is used in Section 1(d)) of an additional 500,000 shares of Company Common Stock, free and clear of all liens, pledges, claims, charges, security interests, options, rights of first refusal, agreements, limitations on ACX's voting rights, or other encumbrances of any kind; (c) neither Selling Party owns any options, warrants or other rights to acquire shares of Company Common Stock (by purchase, conversion or otherwise); and (d) neither Selling Party directly or indirectly Owns any shares of capital stock or other securities of the Company other than the those specified in this Section 9.3.

9.4 TITLE TO SOLAR ELECTRIC ASSETS.  Each Selling Party and Photon
Subsidiary will have good and marketable title to those Solar Electric Assets which it is assigning to the Company pursuant to the Assignment when those Solar Electric Assets are assigned, free and clear of all liens, other than Permitted Liens, and it has not granted any license or distribution rights with respect to any of its Solar Electric Assets to any third-party which will be in existence at the time of the assignment of such Solar Electric Assets.

9.5 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 10. INDEMNIFICATION AND RELEASE.

10.1 Subject to the limitations set forth in Sections 10.4 and 10.5 below, ACX shall, from and after the Effective Time, indemnify, defend and hold harmless (a) the Company, (b) each of the Company's stockholders, directors, officers, employees, agents, attorneys and representatives, and
(c) solely as to clause (iv) below, the persons currently serving as trustees of the Company's 401(k) Plan, from and against any and all Losses (as hereinafter defined) which may be incurred or suffered by any such party and which may arise out of or result from (i) any breach of any representation or warranty contained in this Agreement, or the failure of any of the Selling Parties or Photon Subsidiary to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained this Agreement, the Assignment or in the Proxies, (ii) any breach by the Company of any representation or warranty contained in the Merger Agreement or in any other Company Document solely to the extent any such representation or warranty applies to either Solartec Sociedad Anonima, a corporation organized under the laws of the Republic of Argentina and a wholly owned subsidiary of the Company (the "Argentinean Sub") or Golden Genesis do Brasil Energia Renovavel, Ltda., a corporation organized under the laws of the Federative Republic of Brazil and a wholly owned subsidiary of the Company
(the "Brazilian Sub"), (iii) any breach by the Selling Parties of any representation or warranty contained in that certain Share Purchase
Agreement, dated as of September 4, 1998, among the Selling Parties and the Company (the "1998 Share Purchase Agreement"), or (iv) the failure of the Company's 401(k) Plan to satisfy the qualification requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and any remedial action required to satisfy such requirements (whether or not initiated by the Internal Revenue Service or the Company). As used herein, "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to the other provisions of this Section 10, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

10.2 If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which ACX is obligated to provide indemnification pursuant to Section 10.1, the Indemnified Party shall promptly give the ACX written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the ACX for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the ACX (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the ACX shall not have taken control of such suit after notification thereof as provided in Section 10.3.

10.3 In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the ACX at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the ACX (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the ACX, but in no event shall ACX be liable for the costs and expenses of more than one such separate counsel. If the ACX assumes the defense of any such claim or legal proceeding, the ACX shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The ACX shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the ACX pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business

10.4 Notwithstanding anything to the contrary stated in the Merger
Agreement or the 1998 Share Purchase Agreement, each of the following representations and warranties (the "Specified Representations and Warranties") and the covenant to indemnify with respect to the matters set forth in clause (iv) of Section 10.1 shall survive the Closing and shall thereafter terminate and expire on the first (1st) anniversary of the Closing Date, unless before such date, an Indemnified Party has delivered to ACX a written notice of a claim with respect thereto: (i) the representations and warranties of the Selling Parties contained in this Agreement, (ii) the representations and warranties of the Company contained in the Merger Agreement or any Company Document, in any case, relating to either the Argentinean Sub or the Brazilian Sub, and (iii) the representations and warranties of the Selling Parties in the 1998 Share Purchase Agreement.

10.5 The aggregate amount of all claims arising under clauses (ii),
(iii) and (iv) of Section 10.1 hereof shall not exceed $250,000.

10.6 In consideration of the payment to each Selling Party at the Closing, effective as of the Effective Time, the Selling Parties jointly and severally release and discharge the Company and each of the Subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees, agents and attorneys, from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which they or either of them may now or hereafter have against any such Persons by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done prior to the Effective Time, other than any obligations of the Company to either of them with respect to any Intercompany Indebtedness not paid in full as of the Effective Time.

SECTION 11. ADDITIONAL COVENANTS OF THE SELLING PARTIES.

11.1 FURTHER ASSURANCES. From time to time and without additional consideration, each of the Selling Parties shall (at its sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at its sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

11.2 LEGEND. Immediately after the execution of this Agreement (and from time to time upon the acquisition by either Selling Party of Ownership of any shares of Company Common Stock prior to the Expiration Date), each Selling Party shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by such Selling Party and which are held in certificated form bears a legend in the following form:

THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE OPTION, VOTING AND INDEMNIFICATION AGREEMENT DATED AS OF MAY 26, 1999, AMONG ACX TECHNOLOGIES, INC., GOLDEN TECHNOLOGIES COMPANY, INC. AND KYOCERA

INTERNATIONAL, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GOLDEN GENESIS COMPANY.

SECTION 12. MISCELLANEOUS.

12.1 EXPENSES. Each party will pay that party's costs and expenses, including attorney and accountant fees, in connection with this Agreement and the transactions contemplated by this Agreement.

12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Subject to Section 10.4, all representations, warranties, covenants and obligations of each Selling Party contained in this Agreement shall survive the Expiration Date and the Closing.

12.3 INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of the Selling Parties set forth in this Agreement shall be construed as independent of any other agreement or arrangement between any Selling Party, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by any Selling Party against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Selling Party.

12.4 SPECIFIC PERFORMANCE. Each Selling Party agrees that in the event of any breach or threatened breach by it of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Each Selling Party further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.4, and it irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by FedEx or other nationally recognized next-day courier, telecopied with confirmation of receipt, or mailed first class, postage prepaid, by certified mail, return receipt requested, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified below. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by certified mail, in the manner set forth above, within three (3) business days thereafter.

If to Parent:

Kyocera International, Inc.
8611 Balboa Avenue
San Diego, California 92123-1580
Attention:  President
Fax No.:  (619) 492-1456

With a copy to:

Loeb & Loeb LLP
1000 Wilshire Boulevard, Suite 1800
Los Angeles, California 90017
Attention:  Kenneth R. Benbassat, Esq.
Fax No.:  (213) 688-3460

If to Stockholder or ACX, to:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403
Attention:  Jed Burnham
Fax No.:  (303) 271-7055

With a copy to:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403
Attention:  Jill B.W. Sisson, Esq.
Fax No.:  (303) 271-7055

12.6 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

12.7 APPLICABLE LAW; JURISDICTION.   THIS AGREEMENT IS MADE UNDER, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO

PRINCIPLES OF CONFLICTS OF LAW. In any action between the parties hereto, whether arising out of this Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5.

12.8 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12.9 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Selling Party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

12.10 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.11 ENTIRE AGREEMENT. This Agreement, the Assignment and the Proxies set forth the entire understanding of Parent and the Selling Parties relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and any Selling Party relating to the subject matter hereof and thereof.

12.12 NON-EXCLUSIVITY. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Selling Party under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Selling Party's obligations, or the rights or remedies of Parent, under the Assignment or any Proxy; and nothing in the Assignment or any Proxy shall limit any Selling Party's obligations, or any of the rights or remedies of Parent, under this Agreement.

12.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Selling Parties.

12.14 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Selling Party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Selling Party and its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

12.15 THIRD-PARTY BENEFICIARY. The Company and the trustees of the Company's 401(k) Plan are intended to be a third-party beneficiary of the agreements of the parties hereto set forth in Sections 7 and 10 hereof.

12.16 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

12.17 CONSTRUCTION.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, Parent and the Selling Parties have caused this Agreement to be executed as of the date first written above.

PARENT:

Kyocera International, Inc.

By:
Name:  Rodney N. Lanthorne
Title:  President

STOCKHOLDER:

Golden Technologies Company, Inc.

By:
Name:
Title:

ACX Technologies, Inc.

By:
Name:
Title:

EXHIBIT A (to the Option, Voting and Indemnification Agreement)

FORM OF IRREVOCABLE PROXY

The undersigned stockholder of Golden Genesis Company, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kyocera International, Inc., a California corporation ("Parent"), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the ______________ shares of common stock of the Company owned of record by the undersigned as of the date of this proxy, and (ii) any and all other shares of capital stock (whether common or preferred) of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest, is granted in connection with the execution and delivery of the Voting and Indemnification Agreement, of even date herewith, among Parent, [ACX Technologies, Inc.] [Golden Technologies Company, Inc.] and the undersigned (the "Voting Agreement") and is granted in consideration of Parent entering into the Agreement and Plan of Merger, of even date herewith, among Parent, GGC Acquisition Company ("Merger Sub") and the Company (the "Merger Agreement").

The attorney and proxy named above (and its successors) will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any solicitation of written consents from stockholders of the Company (i) FOR the approval and adoption of the Merger Agreement and the approval of the merger contemplated thereby (the "Merger"), and FOR each of the other actions contemplated by the Merger Agreement, and (ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction (as defined in the Merger Agreement) with any person or entity (other than Parent or Merger Sub). The undersigned may vote the Shares on all other matters.

This proxy shall be binding upon the permitted successors and assigns of the undersigned.

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

This proxy shall terminate upon the valid termination of the Voting
Agreement.


Dated: _______________, 1999

[Golden Technologies Company, Inc.]
[ACX Technologies, Inc.]

By:
Name:
Title:

EXHIBIT B

FORM OF BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment is made and entered into this ____ day of ______________, 1999, by and among ACX Technologies, Inc., a Colorado corporation ("ACX"), Golden Technologies Company, Inc., a Colorado corporation ("GTC"), Golden International, Inc. a Colorado corporation (collectively "Assignors") and Golden Genesis Company, a Delaware corporation (hereinafter "Assignee") and is made with reference to the following:

A. Concurrently herewith, Kyocera International, Inc., a California corporation ("Parent"), GGC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Assignee, more than fifty percent of whose outstanding shares of capital stock are held by GTC, are entering into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Assignee (the "Merger").

B. In order to induce Parent to enter into the Merger Agreement, concurrently herewith, ACX, GTC and Parent are entering into an Option, Voting and Indemnification Agreement (the "Subject Agreement"), which provides, among other things, for the assignment by Assignors to Assignee of certain assets of Assignors hereinbelow described.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
ASSIGNMENT

For valuable consideration, the receipt and sufficiency of which Assignors hereby acknowledge, each Assignor, pursuant to and in compliance with the Subject Agreement, does, effective as of the Effective Time, hereby sell, convey, transfer, assign and deliver to Assignee, and Assignee does, effective as of the Effective Time, hereby accept from each Assignor, all of such Assignor's right, title and interest in and to all of the following interests and assets (the "Transferred Assets"):

All Intellectual Property (as defined below) owned by such Assignor
(whether or not developed by such Assignor) for use in (a) solar electric applications, and (b) the manufacture of CdTe thin film modules (or otherwise relating thereto) other than any such Intellectual Property in which PE
Limited Liability Company has an interest. As used herein, "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, proprietary rights and copies and tangible embodiments thereof (in whatever form or medium).TO HAVE AND TO HOLD all such interests and assets hereby assigned, transferred and conveyed unto Assignee, its successors and assigns, to its and their own use and behalf forever.

ARTICLE 2
FURTHER ASSURANCES

Assignors shall, as promptly as practicable after the date hereof, prepare a list describing in detail all Transferred Assets (including, without limitation, all registrations thereof or applications to register such Transferred Assets). Additionally, at any time and from time to time after the date hereof, upon the request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee. Without limiting the generality of the foregoing, each Assignor hereby appoints Assignee, and its successors and assigns, the true and lawful attorney of such Assignor, in the name of Assignee or in the name of such Assignor but for the benefit and at the expense of Assignee, to demand and receive any and all interests and assets hereby transferred; to give releases and acquittances for or in respect of the same or any part thereof; to endorse, collect and deposit any checks, drafts or other instruments payable to such Assignor which constitute accounts receivable hereby assigned or relate to payments for goods and/or services provided by such Assignor or Assignee in connection with the accounts or rights under contract hereby assigned; to institute and prosecute, in the name of such Assignor or otherwise, any and all proceedings at law, in equity or otherwise, which Assignee, or its successors and assigns, may deem necessary or advisable to collect, assert or enforce any claim, right, title, debt or account hereby assigned; and to defend and compromise any and all actions, suits or proceedings in respect of any of the interests and assets hereby assigned that Assignee, or its successors or assigns, shall deem necessary or advisable. Assignor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable.

ARTICLE 3
TERMINATION

This Bill of Sale and Assignment shall automatically terminate and be of no further force or effect upon the valid termination of the Merger Agreement.

ARTICLE 4
SUCCESSORS AND ASSIGNS

This Instrument and the covenants and agreements herein contained shall inure to the benefit of Assignee and shall bind each Assignor and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment as of the day and year first hereinabove written.

"Assignors"

ACX Technologies, Inc.

By:
Its:

Golden Technologies Company, Inc.

By:
Its:

Golden International, Inc.

By:
Its:

"Assignee"

Golden Genesis Company

By:
Its:

PROXY CARD


Golden Genesis Company

Special Meeting of Stockholders July [__], 1999

This Proxy Is Solicited on Behalf of the Board of Directors

John K. Coors and Jed J. Burnham and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the direction of the proxies on such other matters as may properly come before the special meeting of stockholders of Golden Genesis Company (the "Company") to be held on July [__], 1999 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Special Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	Proposal #1:

Proposal to adopt the Agreement              / / FOR/ / AGAINST/ / ABSTAIN
and Plan of Merger, dated May 26,
1999, by and among Kyocera International, Inc., GGC Acquisition Company and the
Company (the "Merger Agreement") and to
approve the merger of GGC Acquisition
Company with and into the Company (with
the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address:                      Date:




Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority.
Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                 CONSENT OF HANIFEN, IMHOFF INC.



We hereby consent to the inclusion in the Proxy Statement of Golden Genesis Company (the "Company") of our opinion delivered to the Board of Directors of the Company on May 26, 1999 as to the fairness, from a financial point of view, to the holders of common stock of the Company of the transaction described in our opinion.



Hanifen, Imhoff Inc.
Denver, Colorado
June 4, 1999